AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2009

REGISTRATION STATEMENT NO. 333- 158951

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIVE CURRENT MEDIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	7389	88-0346310
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employee Identification No.)
incorporation or organization)	Classification Code Number)

375 Water Street, Suite 645
Vancouver, BC, V6B5C6, Canada
(604) 453-4870

 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
(775) 322-0626

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

C. Geoffrey Hampson
LIVE CURRENT MEDIA INC.
375 Water Street, Suite 645
Vancouver, BC, V6B5C6, Canada
Phone: (604) 453-4870
Fax: (604) 453-4871

Mary Ann Sapone, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Phone:  (707) 937-2059
Fax: (310) 208-1154

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7 , 2009

PROSPECTUS
LIVE CURRENT MEDIA INC.

3,254,682 shares of common stock

This prospectus covers the resale by selling stockholders named on page 46 of up to 3,254,682 shares of our common stock, $0.001 par value, which include:

•	1,627,344 shares of common stock; and

•	1,627,338 shares of common stock underlying common stock purchase warrants.

These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of these shares.  However, we may receive up to $1,375,101 upon the exercise of the warrants.  If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements.  The selling stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus.  We will pay all the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders.  Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time, by the selling stockholders.  See the section of this prospectus titled “Plan of Distribution.”

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is currently quoted on the OTC Bulletin Board under the symbol “LIVC.” On  May 5, 2009, the closing price of our common stock was $0.30 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2009.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	8
Cautionary Statement Regarding Forward Looking Statements	15
Use of Proceeds	16
Market for Common Equity	16
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	17
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	29
Business	31
Property	37
Legal Proceedings	37
Directors and Executive Officers	38
Executive Compensation	40
Transactions with Related Persons, Promoters and Certain Control Persons	45
Selling Stockholders	46
Plan of Distribution	48
Security Ownership of Certain Beneficial Owners and Management	50
Description of Securities	52
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	53
Transfer Agent and Registrar	54
Interests of Named Experts and Counsel	54
Experts	54
Where You Can Find More Information	55
Index to Financial Statements	F-1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the section titled “Risk Factors” and our consolidated financial statements and the related notes.  You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

Unless the context otherwise requires, when we use the words “Live Current,” “LCM,” “the Company,” “we,” “us” or “our Company” in this prospectus, we are referring to Live Current Media Inc., a Nevada corporation, and all of its subsidiaries.

OUR COMPANY

We build businesses around domain names that we own.  Currently, almost all of our revenues are generated by www.perfume.com, a website that sells fragrances and other beauty products.  Through our interest in Global Cricket Venture Pte. Ltd. (referred to in this prospectus as “Global Cricket Venture”), we are also working with the Board of Control for Cricket in India (referred to in this prospectus as the “BCCI”) and the Indian Premier League, which is a unit of the BCCI (referred to in this prospectus as the “IPL”), to create an official website for the IPL.  The website can currently be found at www.iplt20.com.

Our goal is to build businesses around domain names that tap into large, passionate, pre-existing communities of interested users.  We do this by making sure that our websites are built to be found easily through search.  One of the best ways to ensure that a business is found through search is to have a powerful domain name.  A business with a powerful domain name not only possesses a low-cost customer acquisition vehicle, but the domain name may provide domination of the subject category.

Generally, our domain name assets are easy to remember and descriptive of the content included on the website.  For example, in addition to health and beauty (Perfume.com) and sports (Cricket.com and Boxing.com) we maintain websites for travel (such as Brazil.com and Indonesia.com) and global trade (Importers.com).

We also earn a small portion of our revenues (less than 1% in 2008) from advertising and, on occasion, we sell or lease domain names to raise funds for operations.

Most of the sales of our health and beauty products from the Perfume.com website are made to consumers in the United States, although during 2008 we began shipping products to non-U.S. locations, with the greatest portion of these sales being made in Canada and the United Kingdom.

While we earned over $9 million in revenues during 2008, our revenues were not sufficient to support our operations.  In order to raise money for our operations, on November 19, 2008 we completed a private offering of our securities.  We accepted subscriptions from 11 accredited investors pursuant to which we sold 1,627,344 units at a price of $0.65 per unit for total gross proceeds of $1,057,775.  Each unit consisted of (i) one share of common stock, par value $0.001 per share, (ii) a two-year warrant to purchase one-half share of common stock at an exercise price of $0.78 and (iii) a three-year warrant to purchase one-half share of common stock at an exercise price of $0.91.  Accordingly, we issued an aggregate of 1,627,344 shares of common stock, warrants to purchase 813,669 shares of common stock with an exercise price of $0.78, and warrants to purchase 813,669 shares of common stock with an exercise price of $0.91.  We are filing the registration statement of which this prospectus is a part pursuant to the agreements we entered into with the investors.  During 2008 and continuing into 2009, we also sold domain names to raise working capital.

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.  We generated a consolidated net loss of $10,006,456 and realized negative cash flow from operating activities of $4,854,260 for the year ended December 31, 2008.  At this date, we had negative working capital of $3,164,157, as compared to positive working capital of $5,930,413 at December 31, 2007.  At December 31, 2008 we had an accumulated deficit of $12,532,134, as compared to an accumulated deficit of $2,525,678 at December 31, 2007.  Stockholders equity was $2,255,601 at December 31, 2008, as compared to stockholders equity of $7,675,753 at December 31, 2007.

Our ability to continue as a going-concern is in substantial doubt as it is dependent on a number of factors including, but not limited to, the receipt of continued financial support from our investors, our ability to sell additional non-core domain names, our ability to raise equity or debt financing as we need it and whether we will be able to satisfy our liabilities as they become due, including providing funding to Global Cricket Venture if we are required to do so.  The outcome of these matters is dependant on factors outside of our control and cannot be predicted at this time.

Our financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary if we were unable to continue as a going concern.

THE OFFERING

We are registering shares of our common stock for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.”  The shares included in the table identifying the selling stockholders consist of:

•	1,627,344 shares of common stock issued pursuant to various subscription agreements entered into in November 2008; and

•	1,627,338 shares of common stock underlying common stock purchase warrants issued in November 2008 in conjunction with the sale of our common stock.

The shares of common stock issued and outstanding prior to this offering consist of 23,934,268 shares of common stock.  This number does not include:

•
1,000,000 shares of restricted common stock issuable upon the exercise of warrants issued June 11, 2007 to Hampson Equities Ltd. (a company owned and controlled by C Geoffrey Hampson, our Chief Executive Officer) at an exercise price of $1.25 per share and effective until June 10, 2009 in exchange for $1,000,000 cash pursuant to a subscription agreement dated June 1, 2007;

•	3,225,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted pursuant to our 2007 Stock Incentive Plan at exercises prices ranging from $0.30 to $0.65;

•	1,402,102 shares of common stock reserved for issuance pursuant to our 2007 Stock Incentive Plan which have not yet been issued;

•
50,000 shares of restricted common stock issuable upon the exercise of warrants issued June 30, 2008 to our investor relations firm at an exercise price of $2.33 per share and effective until May 1, 2010, in exchange for services rendered; and

•	275,736 shares of common stock that are reserved for issuance in connection with our acquisition of Auctomatic (Entity, Inc.) in May 2008.

If all of our other issued and outstanding options and warrants are exercised, and all of the warrant shares covered by this prospectus are issued, we will have a total of 30,112,342 shares of common stock issued and outstanding.

Information regarding our common stock is included in the section of this prospectus titled “Description of Securities.”

The shares of common stock offered under this prospectus may be sold by the selling stockholders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the selling stockholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus titled “Selling Stockholders” and “Plan of Distribution.”  We will not receive any of the proceeds from those sales.  We will only receive proceeds if the selling stockholders exercise the warrants for cash.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

CORPORATE INFORMATION

Our principal executive offices are located at 375 Water Street, Suite 645, Vancouver, British Columbia V6B5C6, Canada.  Our telephone number is (604) 453-4870.  Our corporate website is www.livecurrent.com. Information included on our website is not part of this prospectus.

RISK FACTORS

This offering involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase our common stock.  The risks and uncertainties described below are those that we currently believe may materially affect our company.  Additional risks and uncertainties may also impair our business operations.  If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

WE INCURRED A NET LOSS OF $10,006,456 AND REALIZED NEGATIVE CASH FLOW FROM OPERATING ACTIVITIES OF $4,854,260 FOR THE YEAR ENDED DECEMBER 31, 2008.  WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN.

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.  We have generated a consolidated net loss of $10,006,456 and realized a negative cash flow from operating activities of $4,854,260 for the year ended December 31, 2008.  At this date, we had a working capital deficiency of $3,164,157, as compared to positive working capital of $5,930,413 at December 31, 2007.  At December 31, 2008 we had an accumulated deficit of $12,532,134, as compared to an accumulated deficit of $2,525,678 at December 31, 2007.  Stockholders equity was $2,255,601 at December 31, 2008, as compared to stockholders equity of $7,675,753 at December 31, 2007.

Our ability to continue as a going-concern is in substantial doubt as it is dependent on a number of factors including, but not limited to, the receipt of continued financial support from our investors, our ability to market and sell domain name assets for cash, our ability to raise equity or debt financing as we need it, and whether we will be able to use our securities to meet certain of our liabilities as they become payable, including our commitments, if any, for Global Cricket Venture.  The outcome of these matters is dependent on factors outside of our control and cannot be predicted at this time.

CURRENTLY, ALMOST ALL OF OUR REVENUES ARE GENERATED BY THE SALE OF HEALTH AND BEAUTY PRODUCTS, PARTICULARLY PERFUME, OVER THE INTERNET.  THE EFFECTS OF THE RECENT ECONOMIC DOWNTURN MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS, OR FINANCIAL CONDITION.

The recent economic downturn has caused disruptions and extreme volatility in global financial markets, has increased rates of default and bankruptcy, and has impacted consumer and business spending.  These developments may negatively affect our business, operating results, or financial condition.  For example, the downturn in consumer spending, especially in the United States, may result in decreased sales of our health and beauty products, since most of these products are not necessities but are purchased with discretionary funds.  Furthermore, the tightening credit market may make it impossible for us to obtain financing if it is required.  We are not sure when this economic downturn will end.

WE BUILD BUSINESSES AROUND OUR DOMAIN NAME PORTFOLIO.  WE MAY NOT BE ABLE TO PROTECT OUR DOMAIN NAMES, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We seek to develop a portfolio of operating businesses either by ourselves or by entering into arrangements with businesses that operate in the product or service categories that are described by the domain name assets owned by our subsidiary, Domain Holdings Inc.  We may not be able to prevent third parties from acquiring domain names that are confusingly similar to our domain names, which could adversely affect our business.  Governmental agencies and their designees generally regulate the acquisition and maintenance of internet addresses.  However, the regulation of internet addresses in the United States and in foreign countries is subject to change.  As a result, we may not be able to acquire or maintain relevant internet addresses in all countries where we conduct business.  All of our online businesses and web sites are copyrighted upon loading. “Livecurrent.com” is a registered domain name of Domain Holdings Inc.  While we will consider seeking further protection for our intellectual property, we may be unable to avail ourselves of protection under United States laws because, among other things, our domain names are generic and intuitive.  Consequently, we will seek protection of our intellectual property only where we determine that the cost of obtaining protection and the scope of protection provided result in a meaningful benefit to us.

WE ESTABLISHED GLOBAL CRICKET VENTURE WITH NETLINKBLUE, A JOINT VENTURE PARTNER, IN ORDER TO EXPLOIT THE RIGHTS WE RECEIVED FROM THE BCCI TO CREATE AN OFFICIAL WEBSITE FOR THE IPL.  PROVIDED THAT NETLINKBLUE TRANSFERS CERTAIN RIGHTS TO GLOBAL CRICKET VENTURE, WE WILL BE REQUIRED TO PARTIALLY FUND GLOBAL CRICKET VENTURE.  IF WE ARE NOT SUCCESSFUL IN RAISING FUNDS FOR GLOBAL CRICKET VENTURE, IT MAY LOSE SOME OR ALL OF THESE RIGHTS.  THIS WOULD LIKELY HAVE A NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS AND OUR BUSINESS.

On April 17, 2008, we entered into agreements with the BCCI and the IPL pursuant to which we acquired the rights to create and operate an official website for the IPL.  On June 10, 2008 we and our joint venture partner, Netlinkblue, formed Global Cricket Venture for the purpose of exploiting these rights and certain rights acquired by Netlinkblue.  Provided that we and Netlinkblue transfer the rights that each of us acquired from the BCCI and the IPL into Global Cricket Venture, we will be required to provide funding to Global Cricket Venture.  On March 31, 2009, we and the BCCI jointly terminated our agreement and we assigned all of the rights we received under our agreement with the IPL to Global Cricket Venture, which also assumed all of our duties and obligations.  We did not, however, transfer our rights to the website www.cricket.com, which our agreement with Netlinkblue requires.  Furthermore, to our knowledge, to date, Netlinkblue has not transferred the rights it received from the BCCI and the IPL into Global Cricket Venture.  On July 1, 2009 Global Cricket Venture will be required to make a payment of $2,250,000 under the agreement with the IPL.  Currently, we do not have the cash to meet our portion of this funding commitment if we are required to do so, and we cannot guarantee that we will be able to raise sufficient funds before July 1, 2009.

If we are required to provide funds to Global Cricket Venture and we fail to do so, and no extension or renegotiation of the payment terms can be arranged, Global Cricket Venture may have to forfeit some or all of its rights under the agreement with the IPL.  If that were to happen, Netlinkblue may seek to recover potential claims for breach of contract, lack of performance and other damages.  Either of these events may have a negative effect on our results of operations and our business.

For a more complete discussion of Global Cricket Venture, please see the section of this prospectus titled “Business – Global Cricket Venture”.

OUR EXPANSION INTO NEW GEOGRAPHIC AREAS AND INTERNATIONAL OPERATIONS IN CONNECTION WITH THE ACTIVITIES OF GLOBAL CRICKET VENTURE CREATES ADDITIONAL RISKS WHICH COULD NEGATIVELY IMPACT OUR BUSINESS PROSPECTS AND OUR ABILITY TO MAXIMIZE REVENUES AND PROFITS.

By virtue of our interest in Global Cricket Venture, we are expanding our business into new geographic areas where our partners and the cricket leagues are located, such as Dubai, South Africa, India, and the UK.  We have limited experience with operations outside North America.  As a result of doing business in these new geographic areas, we may be subject to a number of risks, including the following:

•	local economic conditions;

•	geopolitical events, including war and terrorism;

•	challenges caused by distance, language and cultural differences and by doing business with foreign agencies and governments;

•	longer payment cycles in some countries;

•	uncertainty regarding liability for services and content;

•	currency exchange rate fluctuations;

•	potentially adverse tax consequences;

•	higher costs associated with doing business internationally;

•	different employee/employer relationships and the existence of workers’ councils and labor unions.

The business of Global Cricket Venture is centered in an area of the world that has recently experienced significant geopolitical events, including the November 2008 terrorist attacks in Mumbai, India and the February 2009 attacks against the Sri Lankan cricket team in Pakistan.  As a result of these events, the Champions League cricket tournament was cancelled following the terrorist attacks in Mumbai, which resulted in lost revenue generating opportunities in December 2008.  In addition, on March 24, 2009, the IPL announced that its second season will be relocated from India to South Africa.  Future geopolitical activity may negatively impact the business prospects of Global Cricket Venture.

CURRENTLY, SUBSTANTIALLY ALL OF OUR REVENUES COME FROM OUR SALES OF HEALTH AND BEAUTY PRODUCTS THROUGH OUR WEBSITE “PERFUME.COM”.  WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST OTHER RETAILERS OF SIMILAR PRODUCTS.

The internet renders eCommerce inherently more competitive than bricks and mortar and catalogue retail selling because of the low barriers to entry and the ease with which consumers may comparison shop.

We currently earn substantially all of our revenues from the sale of health and beauty products through our website, “Perfume.com”.  The fragrance eCommerce business is extremely competitive.  Perfume.com has many current and potential competitors including specialized online fragrance retailers, other eCommerce retailers selling a wide variety of products including fragrances, and traditional brick and mortar retailers with a high degree of brand awareness among consumers that have expanded into online sales such as department stores and specialty health and beauty stores.  Many of our current competitors have greater resources, more customers, longer operating histories and greater brand recognition.  They may secure better terms from suppliers, have more efficient distribution capability, and devote more resources to technology, fulfillment and marketing.  Increased competition may reduce our sales and profits.  We do not represent a significant presence in our industry and we may not be able to compete effectively against other retailers of similar products.

NEW ROOT DOMAIN NAMES MAY HAVE THE EFFECT OF ALLOWING THE ENTRANCE OF NEW COMPETITORS AT LIMITED COST, WHICH MAY REDUCE THE VALUE OF OUR DOMAIN NAME ASSETS.

The Internet Corporation for Assigned Names and Numbers (“ICANN”) has introduced, and has proposed the introduction of, additional new domain name suffixes. We do not presently intend to acquire domain names using newly authorized root domain names to match our existing domain names, although we have certain .cn (China) root domain names to complement our growth strategy.  ICANN regularly develops new domain name suffixes that may make a number of domain names available in different formats, many of which may be more attractive than the formats held by us and which may allow the entrance of new competitors at limited cost.  New root domain names may reduce the value of our domain name assets.

WE ARE PLANNING TO EXPAND OUR BUSINESS.  OUR FAILURE TO MANAGE THE GROWTH OF OUR BUSINESS EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We seek to develop a portfolio of operating businesses either by ourselves or by entering into arrangements with businesses that operate in the product or service categories that are described by our domain name assets.  For example, we entered into an agreement with Netlinkblue to form Global Cricket Venture for the purpose of becoming the exclusive online provider of the IPL official website.  The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business.  Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.  We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

THE LOSS OF CERTAIN KEY PERSONNEL COULD SIGNIFICANTLY HARM OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our performance is substantially dependent upon the services of our executive officers and other key employees, as well as on our ability to recruit, retain, and motivate other officers and key employees. Competition for qualified personnel is intense and there are a limited number of people with knowledge of and experience in the ownership, development, and management of websites and internet domain names.  The loss of the services of any of our officers or key employees, or our inability to hire and retain a sufficient number of qualified employees, will harm our business. Specifically, the loss of Mr. Hampson, our Chief Executive Officer and Chairman, Mr. Melville, our President and Chief Corporate Development Officer, and Chantal Iorio, our Vice President Finance, would be detrimental.  We have employment agreements with Mr. Hampson, Mr. Melville and Ms. Iorio that provide for their continued service to us until June 1, 2012, January 1, 2013 and January 7, 2013 respectively.

WE MAY BE UNABLE TO REALIZE VALUE FROM THE ACQUISITION OF ENTITY, INC.  THIS ACQUISITION COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 22, 2008 we acquired Entity, Inc. (known as “Auctomatic”) for the primary purpose of employing its founders, who we believe will enable us to execute on our strategy of building successful websites in various commerce segments.  We may not be able to successfully integrate the Auctomatic development team into our existing personnel groups over time, or it may turn out that the skills the Auctomatic development team bring are not the skills we will ultimately need.  We may not realize expected synergies from this acquisition.  There can be no assurance that this acquisition, or any acquisition we choose to make in the future, will not have an adverse effect on our business, results of operations, and financial condition.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL IN 2009.  IF WE NEED TO RAISE ADDITIONAL CAPITAL, BUT ARE UNABLE TO DO SO, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

We will be required to raise additional funds for our operations in 2009 and intend to do so primarily through the sale or lease of a few of our non-core domain names.  It is possible that if we are unable to raise adequate funds from the sale or lease of these domain names, we would have to raise additional funds through public or private financing, strategic relationships or other arrangements to continue our business.  We cannot be certain that any financing will be available on acceptable terms, or at all.  Equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants.  Moreover, strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.  If we need to raise additional capital but are unable to do so, we may be required to curtail our operations.

OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS OWN A SIGNIFICANT PERCENTAGE OF OUR VOTING SECURITIES.  OUR NON-MANAGEMENT STOCKHOLDERS MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Our current directors, officers and more than 5% stockholders, as a group, beneficially own approximately 21.7% of our outstanding common stock.  These stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into other types of transactions that require stockholder approval.  Our non-management stockholders may have no effective voice in our management.

WE MAY BE SUBJECT TO RECENTLY ENACTED PRIVACY LEGISLATION AND REGULATIONS WHICH COULD REDUCE OUR POTENTIAL REVENUES AND PROFITABILITY.

Entities engaged in operations over the internet, particularly relating to the collection of user information, are subject to limitations on their ability to utilize such information under federal and state legislation and regulation.  In 2000, the Gramm-Leach-Bliley Act required that the collection of identifiable information regarding users of financial services be subject to stringent disclosure and “opt-out” provisions.  While this law and the regulations enacted by the Federal Trade Commission and others relates primarily to information relating to financial transactions and financial institutions, the broad definitions of those terms may make the businesses entered into by the Company and its strategic partners subject to the provisions of the Act, which may, in turn, increase the cost of doing business and reduce our revenues.  Similarly, the Children On-line Privacy and Protection Act (“COPPA”) imposes strict limitations on the ability of internet ventures to collect information from minors. The impact of COPPA may be to increase the cost of doing business on the internet and reduce potential revenue sources.  We may also be impacted by the USA Patriot Act, which requires certain companies to collect and provide information to United States governmental authorities. A number of state governments have also proposed or enacted privacy legislation that reflects or, in some cases, extends the limitations imposed by the Gramm-Leach-Bliley Act and COPPA.  These laws may further impact the cost of doing business on the internet.

ANY ATTEMPT OF FEDERAL OR STATE GOVERNMENT TO TAX INTERNET TRANSACTIONS COULD CREATE UNCERTAINTY IN OUR ABILITY TO COMPLY WITH VARYING, AND POTENTIALLY CONTRADICTORY, REQUIREMENTS WHICH COULD NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

Currently, the sale of goods and services on the internet is not subject to a uniform system of taxation.  A number of states, as well as the federal government, have considered enacting legislation that would subject internet transactions to sales, use or other taxes.  Because there are a variety of jurisdictions considering such actions, any attempt to tax internet transactions could create uncertainty in the ability of internet-based companies to comply with varying, and potentially contradictory, requirements.  We cannot predict whether any of the presently proposed schemes will be adopted.  We cannot predict the effect, if any, that the adoption of such proposed schemes would have on our business with certainty; however, they are likely to have a negative impact on our business, results of operations or financial condition.

LAWS MAY BE ADOPTED IN THE FUTURE REGULATING COMMUNICATIONS AND COMMERCE ON THE INTERNET WHICH COULD HAVE A NEGATIVE IMPACT UPON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

There are currently few laws or regulations that specifically regulate communications, access to, or commerce on the internet.  Governing bodies have, and may continue to, adopt laws and regulations in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services offered over the internet.  For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the internet.  Several telecommunications companies have petitioned the Federal Communications Commission to regulate internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies.  This could increase the cost of transmitting data over the internet.  Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the internet.  Any new laws or regulations relating to the internet or any new interpretations of existing laws could have a negative impact on our business and add additional costs to doing business on the internet.  Currently we have no significant expenses associated with legal or regulatory compliance.

WE MAY BE EXPOSED TO LIABILITY FOR INFRINGING INTELLECTUAL PROPERTY RIGHTS OF OTHER COMPANIES WHICH COULD RESULT IN SUBSTANIAL COSTS TO US IN THE DEFENSE OF INFRINGEMENT SUITS.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others.  Although we have conducted searches and are not aware of any intellectual property belonging to others upon which our domain names or their use might infringe, and the majority of our portfolio of domain names is generic in nature, we cannot be certain that infringement has not or will not occur.  We could incur substantial costs, and management’s attention to our day-to-day operations could be disrupted significantly, in defending any legal actions based on infringement.

Risks Relating to Ownership of Our Securities

OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK”. THE APPLICATION OF THE “PENNY STOCK” RULES TO OUR COMMON STOCK COULD LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK, ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE THE TRANSACTION COSTS TO SELL THOSE SHARES.

Our common stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934, as amended.  In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information.  Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer.  The effect of these restrictions will likely decrease the willingness of broker-dealers to make a market in our common stock, will decrease liquidity of our common stock and will increase transaction costs for sales and purchases of our common stock as compared to other securities.

THE STOCK MARKET IN GENERAL HAS EXPERIENCED VOLATILITY THAT OFTEN HAS BEEN UNRELATED TO THE OPERATING PERFORMANCE OF COMPANIES.  THESE BROAD FLUCTUATIONS MAY BE THE RESULT OF UNSCRUPULOUS PRACTICES THAT MAY ADVERSELY AFFECT THE PRICE OF OUR STOCK, REGARDLESS OF OUR OPERATING PERFORMANCE.

Stockholders should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  The occurrence of these patterns or practices could increase the volatility of our share price.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND WE MAY NEVER PAY DIVIDENDS. INVESTORS SEEKING CASH DIVIDENDS SHOULD NOT PURCHASE OUR COMMON STOCK.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  In addition, our ability to pay dividends on our common stock may be limited by Nevada state law.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY AND OUR INDEMNIFICATION OF OFFICERS AND DIRECTORS MAY DISCOURAGE STOCKHOLDERS FROM BRINGING SUIT AGAINST A DIRECTOR.

Our Articles of Incorporation and bylaws provide, with certain exceptions as permitted by governing Nevada law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.  In addition, our Articles of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Nevada law.

IN THIS OFFERING WE ARE REGISTERING 3,254,682 SHARES OF COMMON STOCK, WHICH IS APPROXIMATELY 14% OF THE SHARES OF COMMON STOCK WE HAVE OUTSTANDING.  DUE TO THE LARGE AMOUNT OF COMMON STOCK SOLD IN THIS OFFERING, THE PER SHARE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

Through this offering we are registering 3,254,682 shares, or approximately 14%, of the 23,934,268 shares of common stock we have outstanding.  If the selling stockholders sell all of the common stock that we are registering, or if the public market perceives that these sales may occur, the market price of our common stock could decline.

THE OVER THE COUNTER BULLETIN BOARD IS A QUOTATION SYSTEM, NOT AN ISSUER LISTING SERVICE, MARKET OR EXCHANGE. THEREFORE, BUYING AND SELLING STOCK ON THE OTC BULLETIN BOARD IS NOT AS EFFICIENT AS BUYING AND SELLING STOCK THROUGH AN EXCHANGE. AS A RESULT, IT MAY BE DIFFICULT FOR YOU TO SELL YOUR COMMON STOCK OR YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK FOR AN OPTIMUM TRADING PRICE.

The Over the Counter Bulletin Board (the “OTCBB”) is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.  Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed.  In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly.  Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.  Orders for OTCBB securities may be canceled or edited like orders for other securities.  All requests to change or cancel an order must be submitted to, received and processed by the OTCBB.  Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order.  Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately.  Further, purchasers of securities may incur an immediate “paper” loss due to the price spread.  Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB.  Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

WE EXPECT VOLATILITY IN THE PRICE OF OUR COMMON STOCK, WHICH MAY SUBJECT US TO SECURITIES LITIGATION RESULTING IN SUBSTANTIAL COSTS AND LIABILITIES AND DIVERTING MANAGEMENT’S ATTENTION AND RESOURCES.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be a target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention from our day-to-day operations and consume resources, such as cash.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our projected sales and profitability;
•	our growth strategies;
•	anticipated trends in our industry;
•	our ability to utilize and sell or lease our domain names;
•	our ability to protect our domain names;
•	our ability to operate our business without infringing upon the intellectual property rights of others;
•	our future financing plans and our ability to raise capital when it is required; and
•	our anticipated needs for working capital.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  These risks and other factors include those listed under “Risk Factors” beginning on page 8 and elsewhere in this prospectus.  In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources.  Although we believe these sources are reliable, we have not independently verified this market data.  This market data includes projections that are based on a number of assumptions.  If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning the Company and our business made elsewhere in this prospectus as well as other public reports which may be filed with the United States Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  As noted above, the Company is not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances.

USE OF PROCEEDS

We are registering the shares of common stock offered by this prospectus for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.”  We will not receive any of the proceeds from the sale of these shares.  However, if all of the warrants held by the selling stockholders are exercised for cash, we will receive $1,375,101 which will be used for general working capital purposes.  We will pay all expenses incurred in connection with the offering described in this prospectus.  We are registering the shares in this offering pursuant to the terms of the subscription agreements entered into between the Company and the selling stockholders dated on or about November 19, 2008, under which the shares of common stock and warrants were issued.  Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, $0.001 par value per share, has been quoted on the OTC Bulletin Board under the symbol “LIVC” since August 4, 2008.  Before that date, our common stock traded under the symbol “CMNN”.  The following table sets forth, for each fiscal quarter for the past two years, the reported high and low closing bid quotations for our common stock as reported on the OTC Bulletin Board.  The bid information was obtained from the OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Common Stock

High & Low Bids
Period ended	High	Low	Source
December 31, 2008	$1.34	$0.25	OTC Bulletin Board
September 30, 2008	$2.81	$1.25	OTC Bulletin Board
June 30, 2008	$3.10	$2.26	OTC Bulletin Board
March 31, 2008	$3.47	$2.37	OTC Bulletin Board
December 31, 2007	$2.05	$2.03	OTC Bulletin Board
September 30, 2007	$2.65	$1.60	OTC Bulletin Board
June 30, 2007	$2.10	$1.01	OTC Bulletin Board
March 31, 2007	$1.48	$0.90	OTC Bulletin Board

HOLDERS

We have approximately 74 record holders of our common stock as of May 5 , 2009 according to a stockholders’ list provided by our transfer agent as of that date.  The number of registered stockholders does not include any estimate by us of the number of beneficial owners of common shares held in street name. The transfer agent and registrar for our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado, 80401.

DIVIDENDS

We have never declared nor paid any cash dividends on our common stock and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future.  Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the fiscal years ended December 31, 2008 and 2007 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus.

OVERVIEW

We build consumer internet experiences around our large portfolio of domain names.  We have developed content or commerce experiences across our core domain names.  In addition, we own hundreds of non-core domain names that we may choose to develop, lease or sell in the future to raise funds in a non-dilutive manner.  We generate revenues from this portfolio in two different ways; through the online sales of products (eCommerce) and through the sale of advertising.  Almost all of the revenues we earned in 2008 were generated from our main health and beauty website, Perfume.com.  Through this website, we sell discount brand name fragrances, skin care and hair care products directly to consumers.  We also generate revenues by selling online advertising space to advertisers or in partnership with third party advertising networks.  However, in 2008, advertising accounted for less than 1% of total revenues.

In 2008, we began shipping our Perfume.com products to selected international markets.  Until then, we shipped only to delivery addresses located in the United States.  However, sales of products shipped to non-U.S. locations were immaterial for the 2008 fiscal year and therefore are not disclosed separately.

The recent downturn in the global economy has significantly impacted the U.S. economy and consumer confidence.  It remains a challenge for all retailers, including online retailers, to achieve sales growth with adequate gross margins.  As a result of our dependence on the U.S. marketplace for sales, it is likely that the current recession will cause a negative impact to our results for at least the short-term.

During 2008, our revenues were not sufficient to support our operations and we do not expect this to change soon.  Therefore, we must find ways to raise funds for working capital.  Toward the end of the 2008 fiscal year, we began to experience significant challenges in raising capital through the sale of our securities and these challenges are on-going.  Financing opportunities have become more expensive and difficult to find.  Furthermore, if we attempted to raise funds through the sale of our securities, the steep decline in the price of our common stock would result in significant dilution to our current stockholders.  As a result, management has decided to actively pursue the sale of some of our non-core domain names to raise funds.  At the end of 2008 we sold one domain name for CDN$500,000, and thus far during 2009 we sold an additional two domain names for USD$1.65 million.  We believe these sales are a testament to the inherent value of our domain name assets, and together with other cost-cutting measures, the proceeds will help meet our working capital needs and management’s strategy to achieve the goal of cash flow positive operations by the end of 2009.

In 2008, we had a significant net loss and significant cash outflows.  As noted above, in late 2008 and early 2009 we instituted cost-cutting measures, including layoffs of staff and the termination of consulting and investor relations contracts.  In addition, our Chief Executive Officer has agreed to defer the payment of his salary indefinitely.

For the immediate future, we do not anticipate independently developing technologies, processes, products or otherwise engaging in research, development or similar activities.  Instead, if we find these activities to be necessary to our business, we intend to enter into relationships with strategic partners who conduct such activities.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 2008 as compared to the Fiscal Year Ended December 31, 2007

Sales and Costs of Sales

Combined gross sales totalled $9,364,833 for the year ended December 31, 2008 as compared to $9,063,329 during the year ended December 31, 2007, a 3.3% overall increase.  The 2007 total included $480,591 in sales related to the operations of a travel website, FrequentTraveller.com Inc. (“Frequent Traveller”), which we disposed of in November 2007.  Without these revenues, 2007 total revenues were $8,582,738 and our combined gross sales in 2008 actually grew by over 9.1%.  Health and beauty eCommerce product sales represented 99.0% of total revenues in 2008, compared to 94.3% of total revenues in 2007.

During the year ended December 31, 2008, costs of sales overall increased to $7,683,812 as compared to costs of sales of $7,021,473 for the year ended December 31, 2007.  The amounts incurred during the 2007 fiscal year included $506,588 of costs of sales relating to Frequent Traveller’s operations, therefore total costs of sales incurred during the 2007 fiscal year without this amount were $6,514,885.  This resulted in an increase in costs of sales of 17.9% which is directly attributable to an increase in costs of sales with respect to the growth of our eCommerce business as discussed below.

For the 2008 fiscal year, gross margin was 18.0% compared to an overall gross margin of 22.5% in 2007.  These decreases are due to a material decrease in online advertising revenues which have very high gross margins, as well as an increase in our efforts to generate significant sales growth by providing more aggressive discounts, coupons and promotions such as free shipping to customers.

Total revenues in Q4 of 2008 of $3,622,036 dropped by 7.8% due to a large decrease in our advertising revenues and miscellaneous income in this quarter compared to Q4 of 2007, without amounts relating to Frequent Traveller’s operations.  Overall, health and beauty eCommerce product sales represented 99.5% of total revenues in Q4 of 2008, compared to 94.4% of total revenues in Q4 of 2007.

Costs of sales were $3,012,434 in Q4 of 2008 compared to $3,087,927 in Q4 of 2007, a decrease of 2.4% without costs of sales relating to Frequent Traveller’s operations.  This decrease in costs of sales was primarily due to the slight decrease in sales in the quarter in our eCommerce business, as well as the inclusion of inventory on our balance sheet at the end of the fiscal year to reflect inventories in transit, which had been immaterial at the end of the 2007 fiscal year.  Overall gross margin in Q4 of 2008 was 16.8% compared to a gross margin of 20.6% during Q4 of 2007, without taking into account the results from Frequent Traveller’s operations.

Health and Beauty eCommerce Sales

Our health and beauty eCommerce sales result from the sale of fragrances and designer skin care and hair care products to customers at Perfume.com and Body.com.  ECommerce monetization of Body.com ended in early 2008 and since then the domain name has been sold.  Perfume.com accounted for nearly all of our health and beauty eCommerce sales in 2007 and 2008 and we expect that this will continue in the short term.

The second half of 2008 presented great challenges for all retailers including eCommerce, due to the worldwide economic downturn.  Despite these challenges, we were able to achieve significant revenue growth in our health and beauty eCommerce business compared to 2007.  In addition to the decrease in overall demand, the holiday shopping season was compressed in 2008.  This season begins around the U.S. Thanksgiving holiday, which was later in 2008 than in 2007, resulting in 5 fewer holiday shopping days.  We believe that the continued increases in sales we have experienced in each quarter demonstrate the strong potential of this business segment.  There is no certainty, however, that such results can be continued into the foreseeable future.  Moreover, it is possible that due to the continued decline in economic conditions, there may be a further decrease in consumer spending on discretionary items.  Such a decrease will likely adversely affect the revenues from Perfume.com over the short-term.  All figures below exclude any results from Frequent Traveller’s operations during the 2007 fiscal year.

In a press release dated January 2, 2009, ComScore, Inc., a marketing research company that measures use of the Internet, indicated that eCommerce sales declined during the 2008 holiday season as compared to the 2007 holiday season, defined as November 1st to December 24th of each year.  According to their research, online sales of "flowers, greetings and gifts", a category we believe comparable to Perfume.com’s business, declined by 7% over last year's holiday season.

In contrast to the performance of online sales trends as measured by ComScore Inc., we were able to maintain strong sales during the holiday season, resulting in relatively flat eCommerce sales from Perfume.com in Q4 of 2008 compared to Q4 of 2007.

In Q4 of 2008, the combined health and beauty retail sites generated sales of $3,604,003 compared to $3,705,635 in Q4 of 2007, a decrease of 2.7% year over year.  This resulted in average sales of approximately $39,174 per day in Q4 of 2008 compared to $40,279 per day in Q4 of 2007.  Cost of purchases and shipping totalled $3,012,606 in Q4 of 2008 compared to $3,085,334 in Q4 of 2007.  This produced a gross margin of $591,397 or 16.4% in Q4 of 2008 compared to $620,301 or 16.7% in Q4 of 2007.

Health and beauty eCommerce sales in Q4 accounted for 38.9% of total 2008 annual eCommerce sales compared to 45.8% of total 2007 annual eCommerce sales.

During the fiscal year ended December 31, 2008, the combined health and beauty retail sites generated sales of $9,271,237 compared to $8,092,707 in 2007, or an average of $25,331 per day in 2008 compared to $22,172 per day in 2007.  Costs of purchases and shipping in 2008 totalled $7,683,432 compared to $6,512,292 in 2007, resulting in gross margin of $1,587,805 or 17.1% in 2008 compared to $1,580,415 or 19.5% in 2007.

Comparable annual sales have increased by 14.6% while gross margins have decreased to 17.1% from 19.5%.  This decrease in gross margin in 2008 was attributed to a significant rise in oil prices leading to increased shipping costs, as well as product discounting and free shipping promotions in 2008 to drive customer and revenue growth due to increasingly competitive market conditions.  We continue to monitor our overall product offerings, discounts and promotions to increase, or at least maintain, these profit margins during 2009.  While we plan to increase or maintain this profit margin, there is no certainty that this can be achieved and sustained throughout the year or continue into the foreseeable future.  We also intend to explore opportunities to introduce and implement a more robust supply chain capability which, if realized, should increase gross margins by the end of 2010.

Other eCommerce Sales

In Q1 of 2008, we ceased offering goods or services for sale on any of our websites other than Perfume.com and undertook to re-evaluate the business models around which these websites were built.  As a result, these websites generated no revenue after the first quarter of the 2008 fiscal year.  For the first half of 2009 we will continue to allocate our resources to the development of Perfume.com.

Not including the revenue earned from Perfume.com or from the operations of Frequent Traveller, during the 2008 fiscal year our eCommerce retail sites generated sales of $455 compared to $4,608 in 2007.  Costs of sales in the 2008 fiscal year totaled $380 compared to $2,593 in 2007, resulting in gross margin of $75 or 16.5% in 2008 compared to $2,015 or 43.7% in 2007.

Annual results for the 2007 fiscal year included eCommerce service sales earned through Frequent Traveller of $480,591 and costs of sales of $506,588, resulting in a negative gross margin of 5.4%.  Effective November 12, 2007, we terminated our relationship with Frequent Traveller.  Up to the termination date in Q4 of 2007, Frequent Traveller‘s operations generated sales of $18,317 and costs of sales of $102,505.  This resulted in a negative gross margin in the period of $84,188 or negative 460%.  During 2007, there was no requirement to record any non-controlling interest in the share of the loss in Frequent Traveller.

Advertising

In Q4 of 2008, we generated advertising revenues of $18,033 compared to $180,956 in Q4 of 2007, a decrease of 90.0%.  We terminated our primary advertising contract in early 2008 because its restrictive conditions limited monetization in the medium and long term.  Advertising revenues have decreased every quarter as a result.  In Q4 of 2008, advertising accounted for less than 1% of total revenues.  This is similar to every other quarter in 2008.  However in Q4 of 2008, advertising revenues accounted for 4.7% of total revenues, excluding the results from Frequent Travellers’s operations.  Advertising revenues are expected to continue to account for a small percentage of total revenues in 2009 as we investigate new monetization strategies and review our opportunities to increase advertising options available on our domain properties.

Overall, during the 2008 fiscal year, advertising revenues of $93,141 were generated compared to $449,613 in 2007, a decrease of 79.3%.  Advertising revenue had improved in 2007 primarily due to management’s decisions to focus on search engine optimization, restructure existing relationships and pursue new relationships with advertising vendors, and redesign the main operating websites to increase their visibility.  However, as a result of the high costs required to maximize the monetization of our domain names, advertising revenues dropped in 2008.  Management is now pursuing new opportunities to earn additional advertising revenues, and expects these revenues to increase to approximately 3% of total revenues in the short term.

Domain Name Leases and Sales

In 2008, we entered into one agreement for a sales-type lease of one of our domain names for CDN$200,000 and one agreement for an outright sale of another domain name for CDN$500,000.  The net gain on the disposal of these two domain names was USD$498,829 as disclosed in the consolidated financial statements.  In 2007, there were no sales or leases of any domain names.

We have announced our intention to sell six of our non-core but highly valuable dot.com domain names from our portfolio in order to provide additional working capital in a non-dilutive manner.  We engaged the services of brokers to assist us with sales of our domain names.  As a result of actively marketing some of our non-core domain name assets for sale, we successfully sold one domain name in December 2008, as well as two additional domain names thus far during 2009.  We continue to evaluate any interest we receive from domain name buyers, and continue to consider acquiring certain other domain names that would complement either our advertising or eCommerce businesses.

General and Administrative Expenses

General and administrative expenses consist of costs for general and corporate functions, including facility fees, travel, telecommunications, investor relations, insurance, merchant charges, and professional fees.

Overall, during 2008, general and administrative expenses of $3,105,402, or 33.2% of total revenues, were incurred compared to $991,133, or 11.5% of total revenues, in 2007, an increase of 213.3%.  This total includes corporate and eCommerce related general and administrative costs.  We expect these expenses to decrease as a percentage of revenue in 2009 as the eCommerce business grows and as a result of our cost cutting measures.

Corporate general and administrative expenses of $2,537,422 have increased over the 2007 expenses of $686,921 by $1,850,501, or over 269%.  This was primarily due to expenses incurred for investor relations services of approximately $347,000 in cash and common stock valued at approximately $366,000, costs of $381,143 related to our acquisition activities that were expensed during the year, and $283,414 in increased rent and overhead due to our move to our new offices, increased telecommunications for new staff and website related hosting costs, and increased travel and office expenses due to increased growth.  The remainder of the increase in corporate general and administrative expenses was due to increases in legal fees of $267,160 and audit and accounting fees of $164,246 due to increased corporate activity and SEC filings, as well as the purchase of additional insurance policies and increased premium costs which combined totalled $40,165.  In total, these expenses accounted for 27.1% of total revenues in 2008 and 8.0% of total revenues in 2007.  We are implementing strategies in 2009 to decrease corporate general and administrative costs as a percentage of revenue in the future, however there is no certainty that our attempts will be successful.

We anticipate that we may incur additional legal expenses to comply with new disclosure and reporting requirements mandated by the British Columbia Securities Commission for companies listed on the OTC Bulletin Board with a presence in British Columbia.  These regulations were effective as of September 15, 2008.

ECommerce general and administrative costs of $567,980 have increased over the 2007 expense of $304,212 by $263,768, or 86.7%.  This was primarily a result of human resources costs of approximately $105,271 which have been eliminated for 2009.  In 2008, there were also increased travel expenses of $57,202, internet traffic and telecommunication charges of $18,814, IT consulting of $54,337 and $21,704 in increased merchant fees generated on increased sales.  These expenses represented 6.1% of eCommerce sales in 2008 compared to 3.8% of eCommerce sales in 2007.  We believe that these expense ratios are reasonable given the increasingly competitive environment for eCommerce sales and our continued focus on growing the eCommerce business throughout 2009.  We expect to maintain eCommerce general and administrative costs below 10% of eCommerce sales.

Management Fees and Employee Salaries

In 2008, we incurred $4,746,255 in management fees and staff salaries compared to $1,981,051 in 2007.  However, these amounts include items such as stock based compensation expense of $2,111,354 in 2008 and $428,028 in 2007, and bonuses accrued but unpaid of $235,650 in 2008 and $241,290 in 2007.  Excluding these amounts, normalized management fees were $2,399,251 in 2008, representing an increase of 82.9% over normalized management fees of $1,311,733 in 2007.  The addition of a new executive management team in late 2007 and early 2008, acquiring new senior employees through the Auctomatic merger, an expansion of the IT department, and the use of various consultants in our eCommerce business to help scale revenues, all contributed to a larger expense in 2008.  Normalized management fees and salaries represented 25.6% of total revenues in 2008 and 15.3% in 2007.  Subsequent to the end of the 2008 fiscal year, our staffing requirements were restructured and a number of employees were laid off, including our former President and Chief Operating Officer.  After severance payments have been fully paid out, the reduced number of staff will contribute to a decrease in management fees and salaries as a percentage of revenue.  We anticipate maintaining salary expense at approximately 20% of revenues.

Executive compensation in 2008 of $3,354,064, as compared to $1,452,611 in 2007, accounted for 70.7% of the total management fees and employee salary expense, as compared to 73.0% in 2007.  Excluding executive compensation, employee salaries increased by 163% due to the addition of personnel resources in both the health and beauty business and administrative support.

Marketing

We generate internet traffic through paid search, email and affiliate marketing.  We pay marketing costs related to search and email in order to drive traffic to our various websites.  We pay our affiliates sales commissions if they deliver traffic to Perfume.com that result in a successful sale.  In the year ended December 31, 2008, total marketing expenses were $808,792, or 8.6% of total revenues, compared to $817,101, or 9.5% of total revenues, in 2007, a 1.0% decrease year over year.

Expenses related to corporate activity, which we classify as corporate marketing expenditures, totalled $42,399 for 2008.  These expenses consisted entirely of costs related to public relations.  There were no such costs in 2007.

ECommerce marketing expenses relate entirely to advertising costs incurred in our eCommerce business, particularly email advertising, search engine marketing, and affiliate marketing programs.  In 2008, eCommerce marketing expenses of $766,393 decreased by 6.2% compared to $817,101 in 2007.  These expenses decreased steadily during 2008 due to management’s decision to move key marketing efforts in-house, thereby eliminating agency expenses, as well as to take steps to increase the effectiveness of our search engine and email marketing campaigns for Perfume.com.  We believe that customer acquisition is the key to accelerated growth, and deploying direct, measurable marketing vehicles like search, email, and affiliate marketing account for the largest part of these marketing expenditures.

In 2008 eCommerce marketing expenses were 8.3% of eCommerce sales, compared to 10.1% of eCommerce sales in 2007.  This was largely due to expenses related to television advertising and internet search positioning during the 2007 holiday season, which we did not incur in 2008.

Organic search rankings for Perfume.com currently perform adequately.  However, we believe when these results are complemented with targeted, paid keyword advertising at opportune times, it brings additional traffic to Perfume.com.  We believe that the more strategic and measurable advertising expenditures implemented during the year were a contributing factor to increased revenues in 2008.

Marketing costs coincide with revenue growth and are expected to be in the range of 10% of gross product revenue.  We have been able to maintain marketing costs below 10% of revenues while aggressively marketing our products and services.

Other Expenses

In 2008, we incurred various restructuring costs of $708,804.  These included approximately $168,400 in severance payments and $25,700 in consulting fees for assistance with the transition of the new management team, both of which were paid to our former Chief Financial Officer, $317,100 in signing bonuses which were paid to our new Chief Corporate Development Officer and our new Vice President Finance, additional severance of $53,600 paid to one of our full time employees, $39,800 in costs related to changing the Company name and rebranding, $31,700 in valuation costs relating to the issuance of Domain Holdings Inc.’s common stock to the Company for the conversion of $3,000,000 in intercompany debt, and $27,300 in some final windup costs related to the disposition of Frequent Traveller in late 2007.  This total also included $45,000 in financing costs related to our discussions with investment bankers to raise capital.  Financing costs that were directly identifiable with the raising of our round of capital during the fourth quarter were charged to equity.  However, the amounts included in “other expenses” are costs relating to transactions that are no longer being pursued, and therefore are no longer directly identifiable with the raising of capital and expensed during the quarter.

In 2007, we incurred costs relating to restructuring and the recruiting and relocating costs associated with attracting the new management team.  These costs included a $205,183 severance payment to our former Chief Executive Officer, $30,558 in consulting fees to our former Chief Executive Officer, a $205,183 signing bonus to our President and Chief Operating Officer, and $196,806 of general legal costs associated with the preparation of employment agreements, severance agreements and stock option agreements.

Global Cricket Venture Expenses

We incurred costs of approximately $1.47 million relating to the initial performance of our obligations under agreements we entered into with each of the BCCI and the IPL, and establishing Global Cricket Venture with Netlinkblue.  These costs are related to, but are not limited to, expenditures for business development, product development, travel, consulting, and salaries.  We incurred no such costs during the 2007 fiscal year.  Furthermore, pursuant to these agreements, on October 1, 2008 we were scheduled to make payments to the BCCI and the IPL in the amounts of $625,000 and $375,000, respectively.  Therefore, an additional $1 million was accrued and expensed in 2008, resulting in $2.47 million in total costs expensed for the year related to this venture.  On March 31, 2009 the agreements with the BCCI and the IPL were terminated as to us.  Our rights and obligations relating to the agreement with the IPL were assigned to, and assumed by, Global Cricket Venture.  We may be required to provide Global Cricket Venture with a portion of the funds necessary to make these payments.  The payments are now due on July 1, 2009.

Liquidity and Capital Resources

We generate revenues from the sale of third-party products over the internet, “pay-per-click” advertising, selling advertising on media rich websites with relevant content, and the sale or lease of domain name assets.  However, during the 2008 fiscal year our revenues were not adequate to support our operations.  In order to conserve cash, we paid certain service providers with shares of our common stock during the year, and we continue to explore opportunities to do so in 2009 as well.

In November 2008, we also raised $1,057,775 of cash by selling 1,627,344 units consisting of one share of our common stock and two warrants, each for the purchase of a half share of common stock.  The offering price was $0.65 per unit.

As at December 31, 2008, current liabilities were in excess of current assets resulting in a working capital deficiency of $3,164,157 as compared to positive working capital of $5,930,413 at the fiscal year ending December 31, 2007.  During the year ended December 31, 2008, we incurred a loss of $10,006,456 and a decrease in cash of $5,542,725, compared to net loss of $2,017,949 and an increase in cash of $5,269,905 for the year ended December 31, 2007.  The net loss for 2008 included incorporation and start up expenses for Global Cricket Venture of $2,476,255, which have been expensed in the year due to uncertainty regarding reimbursement of these costs by Global Cricket Venture.  During 2008, we increased our accumulated deficit to $12,532,134 from $2,525,678 in 2007 and have stockholders’ equity of $2,255,601, primarily due to the net loss for the year and the issuance of common stock.

The decrease in cash during the 2008 fiscal year includes cash outlays that are either unusual or non-operational in nature.  During the year, cash outlays included amounts paid in connection with the acquisition of Auctomatic of $1.29 million, payments relating to Global Cricket Venture and expenses incurred to perform under the agreements with the BCCI, the IPL and Netlinkblue of $1.1 million, and other expenditures of $709,000 relating to changing our name, rebranding and restructuring the management team.  Without these expenditures, cash decreased due to operations by approximately $204,000 per month.

Operating Activities

Operating activities in 2008 resulted in cash outflows of $4,854,260 after adjustments for non-cash items, the most significant of which were the stock-based compensation expensed during the year of $2,111,354 and the increase in accounts payable of $2,615,835 partially due to large accruals and unpaid invoices for goods and services at the end of 2008.

Operating activities in 2007 resulted in cash outflows of $951,973 after adjustments for non-cash items, the most significant of which were the stock-based compensation expensed during the year of $428,028 and the increase in accounts payable of $523,574 partially due to accrued audit fees that did not exist at the 2006 year end, as well as accrued bonuses of $241,290.

Investing Activities

Investing activities in 2008 generated cash outflows of $1,659,437, primarily due to cash consideration and related acquisition costs of $1,530,047 related to the Auctomatic merger.  We also invested $187,532 in the purchase of property and equipment, as well as approximately $451,000 in website development as we worked towards our pre-holiday launch of Perfume.com.

Investing activities in 2007 generated cash inflows of $101,978, due to the sale of all “available for sale” securities and the purchase of approximately $160,000 of property and equipment, mostly consisting of leasehold improvements for our new office location.

Financing Activities

Financing activities in 2008 generated $970,972 of cash inflows due to the issuance of 1.6 million shares of common stock in connection with our November 2008 private placement.

Financing activities in 2007 generated $6,119,900 of cash inflows due primarily to the issuance of 1,000,000 shares of common stock to our new Chief Executive Officer in June 2007 and the issuance of common stock in the private offering that we undertook in September and October 2007, which raised approximately $5,100,000.

Future Operations

At the 2008 year end we had a working capital deficiency and for the past two fiscal years we have experienced substantial losses.  We expect to continue to incur losses in the coming quarters even though costs have been reduced through lay-offs and restructuring.  We may also seek to explore new business opportunities, including the partnering, building or acquisition of a distribution center or warehouse in the United States to enhance our fragrance fulfillment capability and improve gross margins.  These acquisitions may require additional cash beyond what is currently available and such funds may be raised by future equity and/or debt financings and through the sale of non-core domain name assets.

During the 2009 fiscal year we expect to expend significant funds toward additional marketing costs, which we believe will translate into higher revenue growth, as well as to fund costs related to Global Cricket Venture.  There is no certainty that the revenues we may generate going forward, together with any funds we may be able to raise through the sale of our debt or equity securities, will be sufficient to offset the anticipated marketing costs, Global Cricket Venture costs, and other expenditures of our busines and may result in net cash outflow for the 2009 fiscal year.

We have curtailed some operations and growth activities in an effort to reduce costs and preserve cash on hand.  We are also continuing to seek opportunities to sell selected domain names in order to address short term liquidity needs.  As a result, we have entered into agreements with brokers to sell several of our non-core but highly valuable dot-com domain names from our portfolio of more than 800 domain names.  One domain name was successfully sold on December 31, 2008 for CDN$500,000.  To date in 2009, we sold an additional two domain names for proceeds of $1.65 million.  We anticipate that further strategic sales of these domain names, if successful, will provide us with the required cash to meet our working capital needs, to fund the expenditures related to Global Cricket Venture, and to provide for general operating capital needs over the next 12 to 18 months.  There can be no assurances that any future sales of domain names on terms acceptable to us will occur.

The consolidated financial statements included in this prospectus have been prepared on a going concern basis which assumes that we will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.  Our ability to continue as a going-concern is in substantial doubt as it is dependent on continued financial support from our investors, our ability to sell additional non-core domain names, our ability to raise money through future debt or equity financings, and the attainment of profitable operations to meet our liabilities as they become payable.  The outcome of our operations and fundraising efforts is dependent in part on factors and sources beyond our direct control that cannot be predicted with certainty.  Access to future debt or equity financing is not assured and we may not be able to enter into arrangements with financing sources on acceptable terms, if at all.  Our financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary should we be unable to continue as a going concern.

On October 1, 2008 and on January 1, 2009 we were scheduled to make payments to the BCCI, each in the amount of $625,000, and payments to the IPL, each in the amount of $375,000, pursuant to the agreements that were signed on April 16, 2008.  On March 31, 2009 we and the BCCI agreed to terminate our agreement and we, the IPL and Global Cricket Venture amended the agreement with the IPL.  Pursuant to the amendment, we assigned to Global Cricket Venture our rights, and Global Cricket Venture assumed our obligations, under our agreement with the IPL, including the obligation that we make certain minimum payments to the IPL and the BCCI.  Through LCM Cricket Venture Pte. Ltd., our current ownership interest in Global Cricket Venture is 50.05%.

According to our agreement with our joint venture partner, Netlinkblue, once we and Netlinkblue each transfer the rights we received from the BCCI and the IPL into Global Cricket Venture, certain rights and obligations will arise, including the obligation that each of us provides funding to Global Cricket Venture.  On March 31, 2009, we and the BCCI jointly terminated our agreement and we assigned our agreement with the IPL to Global Cricket Venture.  To our knowledge, Netlinkblue has not transferred the rights it received from the BCCI and the IPL to Global Cricket Venture, therefore, as of the date of this prospectus, we do not believe that we have an obligation to provide funding to Global Cricket Venture.  The first payment due from Global Cricket Venture to the BCCI and the IPL is to be paid on July 1, 2009.  The amount of the payment is $2,250,000.  If Global Cricket Venture is unable to make the required payments to the BCCI or the IPL, and no extension or renegotiation of the payment terms can be arranged, it may be exposed to potential liability for defaulting on its payment.  Such claims could include breach of contract, lack of performance and other claims for damages.  If these events were to occur, they could have a negative effect on our overall anticipated results of operations and performance.

We have no current plans to purchase any significant property or equipment.

SEASONALITY AND QUARTERLY RESULTS

Our online business is subject to seasonal influences.  Sales volumes in the fragrance industry typically accelerate during the fourth quarter, especially in November and December.  In 2008, fourth quarter eCommerce product sales accounted for approximately 39% of total eCommerce product sales.

OFF BALANCE SHEET ARRANGEMENTS

As of December 31, 2008, we did not have any off-balance sheet arrangements, including any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  We do have off-balance sheet commitments as disclosed in the notes to our consolidated financial statements.  We do not engage in trading activities involving non-exchange traded contracts.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Basis of presentation

Our consolidated financial statements and accompanying notes are prepared in accordance with United States generally accepted accounting principles.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our operating results and financial position.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.  We have generated a consolidated net loss of $10,006,456 and realized a negative cash flow from operating activities of $4,854,260 for the year ended December 31, 2008.  At this date, we had a working capital deficiency of $3,164,157, as compared to positive working capital of $5,930,413 at December 31, 2007.  At December 31, 2008 we had an accumulated deficit of $12,532,134, as compared to an accumulated deficit of $2,525,678 at December 31, 2007.  Stockholders equity was $2,255,601 at December 31, 2008, as compared to stockholders equity of $7,675,753 at December 31, 2007.

Our ability to continue as a going-concern is in substantial doubt as it is dependent on a number of factors including, but not limited to, the receipt of continued financial support from our investors, our ability to sell additional non-core domain names, our ability to raise equity or debt financing as we need it, and whether we will be able to use our securities to meet certain of our liabilities as they become payable.  The outcome of these matters is dependant on factors outside of our control and cannot be predicted at this time.

Our financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary if we were unable to continue as a going concern.

Principles of Consolidation

Our consolidated financial statements include our accounts as well as those of our subsidiaries.  The comparative figures for the 2007 fiscal year include our 50.4% interest in Frequent Traveller (from January 1, 2007 until the sale of our controlling interest in Frequent Traveller on November 12, 2007).  All significant intercompany balances and transactions are eliminated on consolidation.

Revenue Recognition

Revenues and associated costs of goods sold from the on-line sales of products, which currently consist primarily of fragrances and other beauty products, are recorded upon delivery of products and determination that collection is reasonably assured.  We record inventory as an asset for items in transit as title does not pass until received by the customer.  All associated shipping and handling costs are recorded as cost of goods sold upon delivery of products.

Web advertising revenue consists primarily of commissions earned from the referral of visitors to our sites from other parties.  The amount and collectibility of these referral commissions is subject to uncertainty; accordingly, revenues are recognized when the amount can be determined and collectibility can be reasonably assured.  In accordance with Emerging Issues Task Force (“EITF”) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, we record web advertising revenue on a gross basis.

Until the disposal of our shares in FrequentTraveller.com Inc. on November 12, 2007, revenues from the sales of travel products, including tours, airfares and hotel reservations, where we acted as the merchant of record and had inventory risk, were recorded on a gross basis.  Customer deposits received prior to ticket issuance or 30-days prior to travel were recorded as deferred revenue.  Where we did not act as the merchant of record and had no inventory risk, revenues were recorded at the net amounts, without any associated cost of revenue in accordance with EITF 99-19.  See also Note 4 to our consolidated financial statements.

Revenue from the sale of domain names, whose carrying values are recorded as intangible assets, consists primarily of funds earned for the transfer of rights to domain names that are currently in our control.  Revenues have been recognized when the sale agreement is signed and the collectibility of the proceeds is reasonably assured.  In 2008, there was a sale of a domain name for net proceeds of $369,041.  Collectibility of the amounts owing on this sale are reasonably assured and therefore accounted for as a sale in the period the transaction occurred.  There were no sales of domain names during 2007.

Revenue from the sales-type leases of domain names, whose carrying values are recorded as intangible assets, consists primarily of funds earned over a period of time for the transfer of rights to domain names that are currently in our control.  Collectibility of these revenues is reasonably assured and therefore accounted for as a sales-type lease in the period the transaction occurs.  See also Note 11 to our consolidated financial statements.

Stock-Based Compensation

During the third quarter of 2007, we implemented the following accounting policy related to our stock-based compensation.  Beginning July 1, 2007, we began accounting for stock options under the provisions of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), which requires the recognition of the fair value of stock-based compensation.  Under the fair value recognition provisions for FAS 123(R),stock-based compensation cost is estimated at the grant date based on the fair value of the awards expected to vest and is recognized as expense ratably over the requisite service period of the award.  We have used the Black-Scholes valuation model to estimate fair value of our stock-based awards which require various assumptions including estimating price volatility and expected life.  Our computation of expected volatility is based on a combination of historic and market-based implied volatility.  In addition, we consider many factors when estimating expected life, including types of awards and historical experience. If any of these assumptions used in the Black-Scholes valuation model change significantly, stock-based compensation expense may differ materially in the future from what is recorded in the current period.

In August 2007, our board of directors approved a Stock Incentive Plan to make available 5,000,000 shares of common stock for the grant of stock options, including incentive stock options.  Stock options may be granted to our employees (who may receive incentive stock options), officers, directors, consultants, independent contractors and advisors, provided such consultants, independent contractors and advisors render bona-fide services not in connection with the offer and sale of securities in a capital-raising transaction or promotion of our securities.  See also Note 10 to our consolidated financial statements.

We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FAS No. 123(R) and the conclusions reached by the EITF in Issue No. 96-18.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Inventory

Inventory is recorded at the lower of cost or market using the first-in first-out (FIFO) method.  We maintain little or no inventory of perfume which is shipped from the supplier directly to the customer.  The inventory on hand as at December 31, 2008 is recorded at cost of $74,082 and represents inventory in transit from the supplier to the customer.

Website development costs

We have adopted the provisions of EITF No. 00-2, Accounting for Web Site Development Costs, whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase are expensed as incurred.  Website development costs are stated at cost less accumulated amortization and are amortized using the straight-line method over its estimated useful life.  Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing.

Intangible Assets

We have adopted the provision of FAS No. 142, Goodwill and Intangible Assets, which revises the accounting for purchased goodwill and intangible assets.  Under FAS No. 142, intangible assets with indefinite lives are no longer amortized and are tested for impairment annually.  The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to its book value.

Our intangible assets, which consist of our portfolio of generic domain names, have been determined to have an indefinite life and as a result are not amortized.  Management has determined that there is no impairment of the carrying value of intangible assets at December 31, 2008.

Goodwill

Goodwill represents the excess of acquisition cost over the fair value of the net assets of acquired entities.  In accordance with FAS No. 142, Accounting for Goodwill and Other Intangible Assets, we are required to assess the carrying value of goodwill annually or whenever circumstances indicate that a decline in value may have occurred, utilizing a fair value approach at the reporting unit level.  A reporting unit is the operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management.

The goodwill impairment test is a two-step impairment test.  In the first step, we compare the fair value of each reporting unit to its carrying value.  We determine the fair value of our reporting units using a discounted cash flow approach.  If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and we are not required to perform further testing.  If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then we must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill.  The activities in the second step include valuing the tangible and intangible assets and liabilities of the impaired reporting unit based on their fair value and determining the fair value of the impaired reporting unit’s goodwill based upon the residual of the summed identified tangible and intangible assets and liabilities.

The fair value of the Perfume.com reporting unit exceeded the carrying value of the assigned net assets, therefore no further testing was required and an impairment charge was not required.

Income Taxes

During the first quarter of 2007, we adopted the following accounting policy related to income tax.  Beginning on January 1, 2007, we began accounting for income tax under the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement 109, Accounting for Income Taxes, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  We and our subsidiaries are subject to U.S. federal income tax and Canadian income tax, as well as income tax of multiple state and local jurisdictions.  Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements.  Our evaluation was performed for the tax years ended December 31, 2002, 2003, 2004, 2005, 2006, 2007 and 2008, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2008.  We may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to our financial results.  We classified these assessments in our financial statements as selling, general and administrative expense.

RECENT ACCOUNTING PRONOUNCEMENTS

FAS No. 162

In May, 2008, the FASB issued FAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect that this Statement will result in a change in current practice.

FAS No. 161

In March 2008, the FASB issued FAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FAS No. 133.  FAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. Entities are required to provide enhanced disclosures about: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under FAS No. 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows.  FAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which, for us, would be the fiscal year beginning January 1, 2009. We are currently assessing the impact of FAS No. 161 on our financial position and results of operations.

FAS 142-3

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”).  FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature.  FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, which, for us, would be the fiscal year beginning January 1, 2009.  We are currently assessing the impact of FSP FAS 142-3 on our financial position and results of operations.

FAS 141

In December 2007, the FASB issued FAS No. 141 (revised 2007), Business Combinations ("141R"). FAS No. 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs, in-process research and development and restructuring costs. In addition, under FAS No. 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. This standard will change accounting treatment for business combinations on a prospective basis. FAS No. 141R is effective for fiscal years beginning after December 15, 2008, which, for us, would be the fiscal year beginning January 1, 2009.  We are currently assessing the impact of FAS No. 141R on our financial position and results of operations.

FAS 160

In December 2007, the FASB issued FAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, and simultaneously revised FAS 141 Business Combinations.  This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which, for us, would be the fiscal year beginning January 1, 2009. An entity may not adopt the policy before the transitional date.  We are currently assessing the impact of FAS No. 160 and the revision of FAS 141 on our financial position and results of operations.

FAS 159

In February 2007, the FASB issued FAS 159, Fair Value Option for Financial Assets and Financial Liabilities, which allows an irrevocable option, the Fair Value Option, to carry eligible financial assets and liabilities at fair value. The election is made on an instrument-by-instrument basis. Changes in fair value for these instruments are recorded in earnings. The objective of FAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.

We adopted FAS 159 in 2008.  The adoption did not have a material effect on our financial results.

FAS 157

In September 2006, the FASB issued FAS No. 157, Fair Value Measurements.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This standard does not require any new fair value measurements.

In February 2008, the FASB issued FASB Staff Position (“FSP”) FAS 157-2, which delays the effective date of FAS No. 157 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis, which for us would be the fiscal year beginning January 1, 2009.

In 2008, we adopted FAS 157 for financial assets and liabilities recognized at fair value on a recurring basis. The adoption did not have a material effect on our financial results. The disclosures required by FAS 157 for financial assets and liabilities measured at fair value on a recurring basis as at December 31, 2008 are included in Note 3.

We will apply the requirements of FAS 157 for fair value measurements of financial and nonfinancial assets and liabilities not valued on a recurring basis in 2009. We are currently evaluating the effect of this application on our financial reporting and disclosures.

In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for that Asset is Not Active, which clarifies the application of FAS 157 in determining the fair value of a financial asset when the market for that asset is not active.  FSP FAS 157-3 is effective as of the issuance date and has not affected the valuation of our financial assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 24, 2008, Dale Matheson Carr-Hilton LaBonte LLP (“Dale Matheson”) was dismissed as our certifying independent public accountant engaged to audit our consolidated financial statements.  Dale Matheson audited our financial statements for the fiscal years ended December 31, 2006 and 2005, and it reviewed our unaudited financial statements for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.  The report of Dale Matheson on our consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in our Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 2, 2007, which provides that subsequent to the issuance of our 2005 consolidated financial statements and Dale Matheson’s initial report dated March 24, 2006, management discovered facts that existed at the date of the report, related to certain equity transactions, which resulted in a restatement of certain information in the 2005 consolidated financial statements.

During the 2005 and 2006 fiscal years and the subsequent interim period through the date of dismissal of Dale Matheson, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Dale Matheson would have caused Dale Matheson to make reference to the subject matter of the disagreement in connection with their report, nor were there any “reportable events” as described in regulations promulgated under the Securities Exchange Act of 1934, as amended.

Effective January 24, 2008, we engaged Ernst & Young LLP (“EY”) to serve as our new independent certifying public accountant to audit our financial statements beginning with the fiscal year ended December 31, 2007.

Prior to engaging EY, we had not consulted EY regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with EY regarding any disagreements with our prior auditors on any matter, scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The dismissal of Dale Matheson as our certifying independent public accountant and the engagement of EY as our new certifying independent public accountant were both approved by our board of directors on January 24, 2008.

BUSINESS

We were incorporated under the laws of the State of Nevada on October 10, 1995 under the name “Troyden Corporation”.  We changed our name on August 21, 2000 from Troyden Corporation to “Communicate.com Inc.”, and again on May 30, 2008 to Live Current Media Inc.

Our corporate website is located at www.livecurrent.com.  Information included on the website is not a part of this prospectus.

We have 6 subsidiaries, 3 of which are significant to our business.

Our principal operating subsidiary is Domain Holdings Inc. (“Domain Holdings”).  We own approximately 98.2% of Domain Holdings’ outstanding capital stock.  Domain Holdings owns our domain names, including Perfume.com.

On March 13, 2008, we incorporated a wholly owned subsidiary in the state of Delaware, Communicate.com Delaware, Inc. (“Delaware”).  Delaware was incorporated to facilitate the merger with Auctomatic, described below.

On August 8, 2008, we formed a wholly-owned subsidiary in Singapore, LCM Cricket Ventures Pte. Ltd. (“LCM Cricket Ventures”).  This company holds 50.05% of Global Cricket Venture Pte. Ltd., which is also described below in the section titled “Global Cricket Venture: Development of IPLt20.com”.

OUR BUSINESS

Through Domain Holdings, we own more than 800 domain names.  Our goal is to develop a portfolio of operating businesses either by ourselves or by entering into arrangements with businesses that operate in the product or service categories that are described by the domain name assets we own.  Our domain names span several consumer and business-to-business categories including health and beauty (such as Perfume.com), sports and recreation (such as Cricket.com and Boxing.com), travel (such as Brazil.com and Indonesia.com), and global trade (Importers.com).  We believe that we can develop and sustain businesses based on these intuitive domain names in part because of the significant amount of search and direct type-in traffic they receive.  One of the best ways to ensure sites are found through search is to have a powerful domain name asset as a low-cost customer acquisition vehicle that easily enables ownership of the subject category.

We own a number of .cn (China) domain names.  We believe that the .cn domain names could have significant value as the internet market in China develops.  We also have a number of non-core “bound.com” domain names that we may choose to develop that cover expansive categories of interest such as shoppingbound.com, pharmacybound.com and vietnambound.com.

We have organized our operations into two principal segments:  (1) eCommerce Products, which we refer to in this discussion as “health and beauty”, and (2) Advertising.   Our health and beauty websites generate revenue by facilitating the sale of products direct to consumers (eCommerce).  Currently, our eCommerce revenues are primarily derived from the sale of fragrance products to consumers at our Perfume.com website.  Our sports and recreation, travel, and global trade websites generate revenues through the sale of online advertising space to advertisers, derived by offering “pay per click” and display advertising on various websites in our portfolio.

Prior to November 12, 2007, we also sold travel services through our majority-owned subsidiary FrequentTraveller.com Inc.  This business has been terminated.

eCommerce Revenues

We currently generate almost all of our eCommerce revenues through product sales on Perfume.com.  We plan to continue to build Perfume.com eCommerce revenues by expanding to more efficient distribution and fulfillment channels, creating a more engaging consumer experience, and performing continued technical improvements to the websites.  We will also continue to explore other product-related revenue streams across our domain name portfolio.

Health and Beauty Products

Our Perfume.com website sells discounted brand name fragrances, including women’s perfume, men’s cologne, and designer hair care and skin care products direct to consumers in the United States and select international markets.  Perfume.com sells 100% authentic products and provides customers with a satisfaction guarantee.  We are not dependent on any single supplier for the products that we sell.  The products are supplied by various wholesale suppliers located in the United States.  Most of the sales of our health and beauty products from the Perfume.com website are made to consumers in the United States, although during 2008 we began shipping products to non-U.S. locations, with the greatest portion of these sales being made in Canada and the United Kingdom.  During 2008, international sales were immaterial.

Our products are described in detail on our website.  The products are offered through an easily navigated website experience within a transaction secure environment accepting the usual modes of secure credit card payments, PayPal and Google Checkout.  Products can also be ordered using our toll-free telephone number.

By way of its intuitive domain name and through ongoing technical optimizations, Perfume.com consistently ranks highly in organic, unpaid search results across major search engines.  Organic search traffic delivers the majority of traffic and customers to Perfume.com.  The site also realizes traffic through direct navigation by visitors.  Finally, we acquire internet traffic through paid search, comparison shopping websites, and our robust email marketing efforts as well as through affiliate sales. We pay our affiliates sales commissions if they deliver traffic to Perfume.com that result in a successful sale.  Affiliates do not represent themselves as Perfume.com, and through a rigorously enforced policy, are not allowed to use our name.  Affiliates place our advertisements on their websites.  We pay these affiliates a commission when visitors to their sites click on our advertisements and make purchases on Perfume.com.

Advertising Revenues

Over time, we expect to generate significant revenues by selling advertising either directly to advertisers or in partnership with third party advertising networks.  During 2007 and early 2008, we had an arrangement with Overture Services, Inc. (“Overture”) pursuant to which we were paid a fee for referrals to sites with connections to Overture.  We terminated our relationship with Overture effective February 29, 2008, to give us more flexibility to deploy advertising across our websites.  Currently, many of our websites are part of Google AdSense's network of publishers which generates advertising revenues and monetizes our properties.  Google AdSense matches ads to our sites’ content and audiences, and depending on the type of ad, we earn revenues from clicks or impressions.  The relationship with Google is a non-exclusive agreement and as we develop our domain websites we may revisit direct relationships or other third party advertising networks.

Sports and Recreation

We currently host one sports-related website, Cricket.com.  Cricket.com is a community website for cricket fans.  The site includes cricket-related news, schedules of games played worldwide, scores, photos and an active fantasy cricket league.  Cricket.com generates revenue through paid advertisements on the website.

Travel

We host 2 travel websites; Brazil.com and Indonesia.com.  These sites seek to provide much of the information a traveler to these destinations might need.  Aside from information and access to flights and hotels, the sites provide basic facts about the countries (history, language, maps and facts), information on tourist attractions and major cities, weather, blogs from travelers and links to other sites about the destination.  We earn advertising revenues and affiliate commission revenues for the referred sales of hotels, flights and travel bookings from these websites.

As of December 31, 2006, we owned a 50.4% controlling interest in FrequentTraveller.com Inc. (“Frequent Traveller”) a private Nevada corporation incorporated on October 29, 2002.  Through Frequent Traveller, we sold travel services to customers online and by telephone to destinations encompassed by our geographic domain names, pursuant to a Domain Lease Agreement entered into with Frequent Traveller dated May 1, 2005.  Frequent Traveller’s travel sites were launched late in 2003 and conducted limited business in 2006 and 2007 as Frequent Traveller continued to develop its business.  Frequent Traveller had not become profitable throughout 2007 and was expected to operate at a loss for the year.  The business did not reach its goal for break-even sales of $150,000 per month.  Accordingly, effective on November 12, 2007, we unwound our relationship with Frequent Traveller via an Asset Purchase Agreement.  As part of this agreement the Domain Lease Agreement was cancelled for minimal consideration and all ties with Frequent Traveller were severed.

Global Trade

Importers.com is a trade website that connects businesses around the world by providing tools such as an e-mail service and a searchable, online database which helps facilitate communication between buyers and sellers.  Businesses register on the website for free.  Once registered, buyers and distributors can access information about manufacturers and wholesalers and vice versa.  The information is grouped in product categories or may be found via a search bar included on the website.  As long as both parties are members, they may contact each other via e-mail.  The website also provides useful information concerning international trade-related issues such as customs clearance, transportation providers and trade development organizations.  We earn advertising revenues from this website.

Joint Ventures and Participations

On September 30, 2008 we announced that we entered into a letter of intent with Domain Strategies, Inc., an internet development and management company, to jointly establish a new company for the purpose of building, managing and monetizing our domain name www.karate.com.  As discussed below, we have also invested in Global Cricket Venture, which is to become the exclusive online provider of content for the Bureau of Control for Cricket in India (Indian Premier League) at the website, iplt20.com.  We believe that joint ventures and partnerships like these are a viable and potentially attractive way to build profitability.  Each opportunity will be evaluated based on its prospects for long term value creation.  These partnerships may take several forms including leasing, renting or co-investing to develop one or more of the websites.  We expect to continue to seek opportunities with third parties to utilize our domain names; however, there can be no assurance that we will be able to do so.

Sale and Lease of Domain Names

We own more than 800 domain names.  We believe that there is high value in building businesses around the domain names we own, however we recognize that there are opportunities whereby selling or leasing them may be more valuable than exploiting the ownership value of the names.  We also recognize that selling some non-core domain names is an effective way to raise funds in a non-dilutive manner.  Therefore, we actively marketed a few domain name assets for sale during late 2008 which resulted in one sale in December 2008 and two additional sales in early 2009.  We continue to evaluate any offers received.  In the future, we may buy domain names to complement our existing businesses in the health and beauty, sports, travel and global trade categories.

RECENT TRANSACTIONS

Auctomatic Merger

On March 25, 2008, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Delaware (a wholly-owned subsidiary), Entity, Inc., a Delaware corporation, (“Auctomatic”), Harjeet Taggar, Kulveer Taggar and Patrick Collison, the founding members of Auctomatic (each a “Founder” and collectively, the “Founders”) and Harjeet Taggar as representative of the stockholders of Auctomatic (the “Stockholder Representative”).

Pursuant to the Merger Agreement, Auctomatic merged with and into Delaware with Delaware as the surviving corporation (the “Merger”).  The Merger closed on May 22, 2008 (the “Closing Date”).  In connection with the Merger Agreement, the stockholders of Auctomatic received in total (i) $2,000,000 cash minus $152,939 in certain assumed liabilities (the “Cash Consideration”) and (ii) 1,000,007 shares of our common stock (equal to $3,000,000 divided by $3.00 per share, the last price of a single share of our common stock as reported by the OTC Bulletin Board on the business day immediately preceding the Closing Date) in exchange for all the issued and outstanding shares of Auctomatic.

The consideration was payable as follows: (i) 340,001 shares, or 34%, of the common stock and (ii) $1,200,000 less $152,939 in assumed liabilities (the “Initial Cash”).  An additional 246,402 shares of the common stock were issued and are to be distributed in equal amounts to the Auctomatic stockholders on each of the first, second and third anniversaries of the Closing Date.  The remaining $800,000 of the total Cash Consideration (the “Distribution Cash”) is to be distributed on the first anniversary of the Closing Date.  All amounts of cash and common stock will be distributed pro rata among the Auctomatic stockholders.  The distribution of the remaining 413,604 shares (“the “Distribution Shares”) of the common stock payable on the first, second and third anniversaries of the Closing Date (the “Distribution Date”) to the Auctomatic Founders is subject to their continuing employment with us or a subsidiary on each Distribution Date.  In 2009, one of the Founders resigned from his employment, and therefore the distribution of 137,868 shares of the common stock on the first, second and third anniversaries of the Closing Date is no longer payable to him.  The remaining 275,736 shares of common stock owed to the Founders continuing in our employ remain payable on the anniversary dates as noted above.  See also Note 6 and Note 10 to our financial statements.

Global Cricket Venture

On April 17, 2008, we signed 2 Memoranda of Understanding (individually the “BCCI Memorandum” and the “IPL Memorandum” and, together, the “Memoranda”) with each of the Board of Control for Cricket in India (“BCCI”) and the DLF Indian Premier League (“IPL”).  The Memoranda, each of which had a term of 10 years, granted to us the exclusive right to provide the official websites for the BCCI and the IPL (the “Cricket Websites”).  As consideration for the rights conveyed, we agreed to pay a minimum annual fee to the BCCI of the greater of 50% of all revenues generated from the BCCI website or an average payment of $3 million per year and a minimum annual fee to the IPL of the greater of 50% of all revenues generated from the IPL website or an average payment of $2 million per year.  In addition to the annual fee, we agreed to pay a total of 5% of the revenues generated by a third website, Cricket.com, to the BCCI and the IPL.  Revenues were defined as all revenues generated by the Cricket Websites with the exception of revenues earned from the sale of tickets to the matches.  We agreed that the minimum annual fee would be paid on a quarterly basis during the first 3 years of the term.  The payments, when made, may have been subject to certain withholding or other taxes which we may have been required to gross up pursuant to the terms of the Memoranda.  The first payment to the BCCI of $625,000 was due on October 1, 2008, with additional payments of $625,000 due on January 1, 2009, April 1, 2009 and July 1, 2009.  The first payment to the IPL of $375,000 was due on October 1, 2008, with additional payments of $375,000 due on January 1, 2009, April 1, 2009 and July 1, 2009.  We did not make any of the payments called for by the Memoranda.

In conjunction with our execution of the Memoranda, we signed an agreement (the “Venture Agreement”) with Netlinkblue, the owner of the live streaming and mobile rights to the BCCI and IPL cricket matches.  Under the Venture Agreement, we and Netlinkblue agreed to create a new company into which we would transfer our rights under the Memoranda and Netlinkblue would transfer the rights it acquired to live stream the matches.  As contemplated by the Venture Agreement, a company was incorporated in Singapore on June 10, 2008 and named Global Cricket Venture Pte. Ltd. (“Global Cricket Venture”).  Our wholly-owned subsidiary, LCM Cricket Ventures, currently owns 50.05% of the shares of Global Cricket Venture.  Pursuant to the Venture Agreement, once we and Netlinkblue each transfer the rights we received from the BCCI and the IPL into Global Cricket Venture, certain rights and obligations will arise, including the obligation that each of us provides funding to Global Cricket Venture.  As described below, on March 31, 2009, we and the BCCI jointly terminated the BCCI Memorandum and we assigned the IPL Memorandum to Global Cricket Venture.  We did not, however, transfer our rights to the website www.cricket.com, which our agreement with Netlinkblue requires.  Furthermore, to our knowledge, Netlinkblue has not transferred the rights it received from the BCCI and the IPL to Global Cricket Venture, therefore, as of the date of this prospectus, we do not believe that we have an obligation to provide funding to Global Cricket Venture.  The Venture Agreement also required that we and Netlinkblue negotiate and enter into definitive agreements with further terms and conditions to govern our relationship.  To date, no definitive agreements have been prepared.

On March 31, 2009, we and the BCCI entered into a Termination Agreement, pursuant to which the BCCI Memorandum was terminated.  On that same date, we, Global Cricket Venture and the BCCI, on behalf of the IPL, entered into a Novation Agreement (the “Novation”) with respect to the IPL Memorandum.  Pursuant to the Novation, Global Cricket Venture was granted all of our rights, and assumed all of our obligations, under the IPL Memorandum.  Global Cricket Venture also assumed certain payments due to the BCCI under the BCCI Memorandum.

As a result of the Novation,

•	Global Cricket Venture, rather than Live Current, is the party to the IPL Memorandum;

•	the term of the IPL Memorandum has been modified, so that it began on April 1, 2008 and will end on December 31, 2017;

•
the minimum payments due on October 1, 2008 to the BCCI and the IPL of $625,000 and $375,000, respectively, as well as any other payments owed to the BCCI and the IPL through March 31, 2009 were assumed by Global Cricket Venture and are to be paid on July 1, 2009;

•	a right to terminate the IPL Memorandum due to a material breach or on the insolvency of either party has been added; and

•	the “Minimum Annual Fee Payment Schedule” (Schedule 2 to the IPL Memorandum) has been revised. The first payment of $2,250,000 is due on July 1, 2009.

COMPETITIVE CONDITIONS

Currently almost all of our revenues are earned through our Perfume.com website.  The fragrance eCommerce business is intensely competitive.  Perfume.com’s current and potential competitors include eCommerce sites specializing in fragrance products, other eCommerce sites offering a wide variety of products including fragrances, and  traditional brick and mortar retailers with a high degree of brand awareness among consumers that have expanded into online sales, including various department stores and specialty health and beauty stores.  We believe that the principal competitive factors in our Perfume.com business include price, selection, ease of website use, fast and reliable fulfillment, strong customer service and development of a trusted brand.  Many of our current competitors have greater resources, more customers, longer operating histories and greater brand recognition.  They may secure better terms from suppliers, have more efficient distribution capability, and devote more resources to technology, fulfillment and marketing.

In addition, the Internet Corporation for Assigned Names and Numbers (“ICANN”) has introduced, and has proposed the introduction, of additional new domain name suffixes, which may be as or more attractive than the “.com” domain name suffix.  New root domain names may have the effect of allowing the entrance of new competitors at limited cost, which may further reduce the value of our domain name assets.  We do not presently intend to acquire domain names using newly authorized root domain names to match our existing domain names, although we acquired certain .cn (China) root domain names to complement our growth strategy.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We do not depend on any single customer for a significant proportion of our business.

PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS

On November 16, 2007, we filed a trademark application with the US Patent & Trademark Office (“USPTO”) for the mark “LIVE CURRENT”.  A certificate of registration was issued on October 14, 2008 and the mark was assigned registration number 3,517,876.

On March 11, 2008, we filed a trademark application with the USPTO for the mark “DESTINATIONHUB”.  A certificate of registration was issued on December 9, 2008 and the mark was assigned registration number 3,544,934.

We currently do not own any patents and we are not a party to any license or franchise agreements, concessions, or labor contracts arising from our intellectual property.

All of our online businesses and web sites are copyrighted upon loading.   Our domain name, “Livecurrent.com”, has been registered with ICANN.

While we will consider seeking further protections for our intellectual property, we may be unable to avail ourselves of protections under United States laws because, among other things, our domain names are generic and intuitive.  Consequently, we will seek protection of our intellectual property only where we have determined that the cost of obtaining protection, and the scope of protection provided, results in a meaningful benefit to us.

EFFECT OF EXISTING GOVERNMENTAL REGULATION

Our business is subject to regulation at the federal, state and local levels.  To date, we have not found it burdensome to comply with regulatory requirements.  The enactment of new adverse regulation or regulatory requirements, however, may have a negative impact upon us and our business

Licensing

Other than business and operations licenses applicable to most commercial ventures, we are not required to obtain any governmental approval for our business operations.  There can be no assurance, however, that governmental institutions will not, in the future, impose licensing or other requirements to which we will be subject.  Additionally, as noted below, there are a variety of laws and regulations that may, directly or indirectly, have an impact on our business.

Privacy Legislation and Regulations

Entities engaged in operations over the internet, particularly relating to the collection of user information, are subject to limitations on their ability to utilize such information under federal and state legislation and regulation.  In 2000, the Gramm-Leach-Bliley Act required that the collection of identifiable information regarding users of financial services be subject to stringent disclosure and “opt-out” provisions.  While this law and the regulations enacted by the Federal Trade Commission and others relates primarily to information relating to financial transactions and financial institutions, the broad definitions of those terms may make the businesses we enter into subject to the provisions of the Act.  This may increase the cost of doing business which may, in turn, may reduce our revenues.  Similarly, the Children On-line Privacy and Protection Act (“COPPA”) imposes strict limitations on the ability of internet ventures to collect information from minors.  The impact of COPPA may be to increase the cost of doing business on the internet and reduce potential revenue sources.  We may also be impacted by the USA Patriot Act, which requires certain companies to collect and provide information to United States governmental authorities.  A number of state governments have also proposed or enacted privacy legislation that reflects or, in some cases, extends the limitations imposed by the Gramm-Leach-Bliley Act and COPPA.  These laws may further impact the cost of doing business on the internet and the attractiveness of our inventory of domain names.

Advertising Regulations

In response to concerns regarding “spam” (unsolicited electronic messages), “pop-up” web pages and other internet advertising, the federal government and a number of states have adopted or proposed laws and regulations which would limit the use of unsolicited internet advertisements.  The cumulative effect of these laws may be to limit the attractiveness of effecting sales on the internet, thus reducing the value of our inventory of domain names.

Taxation

Currently, the sale of goods and services on the internet is not subject to a uniform system of taxation.  A number of states, as well as the federal government, have considered enacting legislation that would subject internet transactions to sales, use or other taxes.  Because there are a variety of jurisdictions considering such actions, any attempt to tax internet transactions could create uncertainty in the ability of internet-based companies to comply with varying, and potentially contradictory, requirements.  We cannot predict whether any of the presently proposed schemes will be adopted, or the effect any of them would have on our operations.

EMPLOYEES

We presently employ 23 full-time and 2 part-time employees, as well as 1 consultant.

DESCRIPTION OF PROPERTY

Our principal office is located at #645-375 Water Street, Vancouver, British Columbia V6B5C6, Canada.  We lease this office space, which consists of approximately 5,400 square feet.  The lease has a term of 5 years, beginning on October 1, 2007 and ending on September 30, 2012.  Pursuant to the terms of the lease agreement, we have committed to basic rent costs for the remaining 4 fiscal years commencing January 1, 2009 as follows: (a) year 1 - $116,188; (b) year 2 - $121,531; (c) year 3 - $126,873; (d) year 4 (which will be comprised of nine months only) - $98,159.  We are also responsible for common area costs which are currently estimated to be equal to approximately 43% of basic rent.

We also lease an office located at 12201 Tukwila Intl. Blvd, Suite 200, Tukwila, Washington 98168 for a nominal amount per month.

LEGAL MATTERS

In the normal course of business, we may become involved in various legal proceedings.  Except as stated below, we know of no pending or threatened legal proceeding to which we are or will be a party which, if successful, might result in a material adverse change in our business, properties or financial condition.

In December 1999, Domain Holdings commenced a lawsuit in the Supreme Court of British Columbia (No. C996417) against Paul Green for breach of fiduciary duty for wrongfully attempting to appropriate Domain Holdings’ business opportunities.  Mr. Green was Domain Holdings’ former Chief Executive Officer.  Domain Holdings is seeking an undetermined amount of damages and a declaration that it had just cause to terminate Mr. Green’s employment in or about June 1999.  No decision has been rendered in this case and Domain Holdings cannot predict whether it will prevail, and if it does, what the terms of any judgment may be.

On March 9, 2000, Paul Green commenced a separate action in the Supreme Court of British Columbia (No. S001317) against Domain Holdings.  In that action, Mr. Green claimed wrongful dismissal and breach of contract on the part of Domain Holdings.  Mr. Green is seeking an undetermined amount of damages and, among other things, an order of specific performance for the issuance of a number of shares in Domain Holdings’ capital stock equal to 18.9% or more of its outstanding shares.  On June 1, 2000, Domain Holdings filed a statement of defense and counterclaim.  We intend to vigorously defend this action.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our executive officers and directors, their ages, their respective offices and positions, and their respective dates of election or appointment.

Name	Age	Position	Officer/Director Since

C. Geoffrey Hampson	51	Chief Executive Officer, Principal Accounting Officer and Chairman of the Board	June 1, 2007

Mark Melville	40	President and Chief Corporate Development Officer	January 1, 2008 (Chief Corporate Development Officer)/February 4, 2009 (President)

Chantal Iorio	31	Vice President, Finance	January 7, 2008

James P. Taylor	53	Director	July 23, 2007

Mark Benham	58	Director	September 12, 2007

Boris Wertz	35	Director	March 14, 2008

The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.  There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BUSINESS EXPERIENCE DESCRIPTIONS

C. Geoffrey Hampson has been our Chief Executive Officer (“CEO”) and a director since June 1, 2007 and has been our Principal Accounting Officer since January 31, 2008.  Mr. Hampson has been the founder, president, and CEO of many successful start-up and operating companies over the last 25 years.  He was CEO, President and a director of Peer 1 Network Enterprises, Inc., an internet infrastructure company from September 2000 to January 2006.  He has been the CEO of Corelink Data Centers, LLC since November 2008 and the CEO and a co-owner of Techvibes Media Inc., a local market technology resource website and blog, since March 2007.  Mr. Hampson sits on the boards of directors of several companies including Corelink Data Centers, LLC, a private company, since November 2008, Cricket Capital Corp., a company listed on the TSX Venture market, since March 2008, Techvibes Media Inc., a private company, since March 2007, Carat Exploration Inc., a company listed on the TSX Venture market, since January 2006, and Pacific Rodera Energy Inc., a company listed on the TSX Venture market, since May 2002.  Mr. Hampson devotes between 120 hours and 150 to our business per month.

James P. Taylor has been our director since July 23, 2007, and is the Chair of the Audit Committee.  Mr. Taylor has over 20 years of experience in corporate management, finance and planning.  From April 2008 to the present, he has served as the Chief Financial Officer of Corelink Data Centers, LLC.  From April 2007 to December 2007, he was the Chief Financial Officer of Lakewood Engineering and Manufacturing.  From May 2006 to April 2007, he was engaged as a financing and management consultant for various companies.  From February 2002 to April 2006, Mr. Taylor served as the Chief Financial Officer for Peer 1 Network Enterprises, Inc., a publicly traded company and North American provider of Internet infrastructure services.  While at Peer 1, he was responsible for financial and administrative operations and led the development of annual and strategic business plans and financial models.  From 2001 to 2002, Mr. Taylor served as Chief Operating Officer and Chief Financial Officer of Chicago Aerosol, LLC.  Mr. Taylor is a member of the Society of Competitive Intelligence.  Mr. Taylor is a graduate of Indiana University where he obtained a Bachelor of Science degree in Finance and Accounting.  He earned his MBA from DePaul University where he focused his studies on International Business and Corporate Finance.

Mark Benham has been our director since September 12, 2007.  He is Chair of the Compensation Committee and is also a member of the Audit Committee.  Mr. Benham has fifteen years of experience in private equity and investment banking.  Since 1994, Mr. Benham has been a partner at Celerity Partners, a private equity fund based in California.  He has also been a director of Peer 1 Network, a TSX-Venture listed company, since September 2, 2005.  Mr. Benham holds a B.A. in English from the University of California, Berkeley, and an M.A. and M.B.A. from the University of Chicago.

Mark Melville has been our Chief Corporate Development Officer since January 1, 2008.  On February 4, 2009, he was also named our President.  From July 2005 to November 2007, Mr. Melville was Global Account Manager at Monitor Group L.P., one of the world’s premier strategic consulting and investment firms.  While at Monitor, he worked directly with senior executives of Fortune 500 companies on a range of strategic initiatives and co-led Monitor’s West Coast technology practice.  From August 2002 to July 2005, Mr. Melville was Chief Executive Officer of SteelTrace Ltd., a leading provider of business process and requirements management software.  Mr. Melville sold SteelTrace to Compuware Corporation in 2006.  Prior to SteelTrace, from 1999 to 2001, he was the Vice President of Corporate Development at MobShop, a pioneer in online commerce.  Prior to MobShop from 1998 to 1999, he was a senior member of Exchange.com, which was sold to Amazon.com in 1999. Mr. Melville holds a Masters in Business Administration degree from the Harvard Graduate School of Business, a Masters in Public Administration degree from Harvard's JFK School of Government, and an Honors Bachelor degree in Finance from the University of British Columbia.

Chantal Iorio has served as our Vice President, Finance since January 7, 2008.  From 2000 to November 2007, Ms. Iorio was employed at HLB Cinnamon Jang Willoughby & Company, Chartered Accountants.  Most recently, she was a manager responsible for the supervision and training of staff, managing, delegating and reviewing files, completing and supervising audit, non-audit and tax procedures, as well as administering client relations.  Since September 2004, Ms. Iorio has been Treasurer, board of directors (volunteer) for the Vancouver Community Network, a not-for-profit organization focused on providing low-cost access to the internet to communities in Vancouver.  Ms. Iorio is a Chartered Accountant in British Columbia, Canada and a Certified Public Accountant in the state of Illinois.  She also holds a Bachelor of Commerce in International Business with a focus in Accounting from the University of British Columbia.

Boris Wertz was appointed as a director effective March 14, 2008.  Dr. Wertz was also appointed to serve as Chair of the Governance Committee of the board.  Dr. Wertz has an established career of strategic management and operational experience in the area of consumer internet use.  From February 2008 to the present, he has served as CEO of Nexopia, the most popular social networking utility for Canadian youth.  From November 2007 to the present, he has served as CEO of W Media Ventures, a Vancouver-based venture capital firm that focuses on consumer internet investments. From 2002 to 2007, Dr. Wertz was the Chief Operating Officer of AbeBooks.com, the world's largest online marketplace for books, which was recently sold to Amazon.com.  He also served as a Director of AbeBooks.com from November 2003 to November 2008.  He currently serves on the Board of Directors for Suite 101, Inc., Indochino.com, TeamPages, Techvibes Media Inc. and Nexopia.com.  Dr. Wertz completed his Ph. D. as well as his graduate studies at the Graduate School of Management (WHU), Koblenz, majoring in Business Economics and Business Management.

FAMILY RELATIONSHIPS

There are no family relationships among our directors and executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table summarizes all compensation for the 2007 and 2008 fiscal years received by our Chief Executive Officer and our two most highly compensated executive officers who earned more than $100,000.  All annual totals have been converted from Canadian dollars to U.S. dollars at the average 2008 foreign exchange rate of 0.9371.

Summary Compensation Table
Name and principal position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David Jeffs Former Chief Executive Officer July 2002 – September 30, 2007	2008 2007	None 102,100	None 98,726	None 3,311	None None	None None	None None	None 175,382	None 379,519
Cameron Pan Former Chief Financial Officer Aug 2000 – Feb 2002 July 2002 – Jan 31, 2008	2008 2007	206,487 149,090	None 133,728	None 3,320	None None	None None	None None	35,750 None	242,237 286,138
C. Geoffrey Hampson Chief Executive Officer, Principal Accounting Officer and Chairman of the Board June 1, 2007 – present (2)	2008 2007	285,320 162,908	None 167,563	None None	594,030 198,610	None None	None None	None None	879,350 529,081
Mark Melville, Chief Corporate Development Officer January 1, 2008 to Present; President January 31, 2009 to Present (3)	2008 2007	230,276 None	281,130 None	None None	350,000 None	None None	None None	35,844 None	897,250 None
Jonathan Ehrlich, Chief Operating Officer and President Oct 2007 – January 31, 2009 (4)	2008 2007	258,612 65,823	235,650 186,181	None None	724,010 181,251	None None	None None	49,198 None	1,267,470 433,254

(1) These amounts were paid by Domain Holdings.  As of the end of 2008, we owed no balances to Mr. Hampson or Mr. Melville, but owed $235,650 to Mr. Ehrlich.
(2) Mr. Hampson did not receive any compensation for services as our director.  We valued Mr. Hampson’s options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 118.02%; a risk free interest rate of 3.97 and an expected life of 3 years resulting in a value of $1.78 per option granted.
(3) We valued Mr. Melville’s options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 75.66%; risk free interest rate of 3.07% and an expected life of 3 years resulting in a value of $1.05 per option granted.
(4) We valued Mr. Ehrlich’s options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 118.02%; risk free interest rate of 4.05% and an expected life of 3 years resulting in a value of $1.45 per option granted.

There are no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Other than as discussed below in “Employment Agreements,” there are no contracts, agreements, plans or arrangements, written or unwritten, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of our company or a change in the named executive officer's responsibilities following a change in control, with respect to each named executive officer.

On June 1, 2007, David Jeffs resigned as our Chief Executive Officer and remained President until September 27, 2007.  Pursuant to the terms and conditions of an employment severance agreement dated September 27, 2007 between us and Mr. Jeffs, Mr. Jeffs resigned as our President and as a director.  Pursuant to the severance agreement, we agreed to pay Mr. Jeffs a severance allowance in the amount of CDN$200,000 less any and all applicable government withholdings and deductions.  Furthermore, pursuant to the severance agreement, for a period starting on October 1, 2007 until December 31, 2007, we agreed to retain Mr. Jeffs as a consultant for a monthly fee of CDN$10,000 to assist in the day to day operations of Live Current, the transition of duties from Mr. Jeffs to Mr. Jonathan Ehrlich who assumed the position of President and Chief Operating Officer of Live Current on October 1, 2007, and the relocation of Live Current’s offices.

On January 31, 2008, Cameron Pan resigned as our Chief Financial Officer.  Pursuant to the terms and conditions of an employment severance agreement dated January 17, 2008 between us and Mr. Pan, Mr. Pan resigned as our Chief Financial Officer.  Pursuant to the severance agreement, we agreed to pay Mr. Pan CDN$248,000 representing CDN$158,400 of severance allowance, CDN$79,200 of accrued bonus and CDN$10,400 for other benefits, less any and all applicable government withholdings and deductions.  Furthermore, pursuant to the severance agreement, for a period starting on February 1, 2008 until April 30, 2008, we agreed to retain Mr. Pan as a consultant for a daily fee of CDN$750 or at an hourly rate of CDN$120, to assist in the day to day operations of Live Current and the transition of duties from Mr. Pan to others designated by Live Current.

On February 4, 2009, Jonathan Ehrlich resigned as our President and Chief Operating Officer, effective January 31, 2009.  Pursuant to the terms and conditions of an employment severance agreement dated February 4, 2009 between us and Mr. Ehrlich, the Company agreed to pay CDN$600,000 to Mr. Ehrlich, which consists of a severance allowance in the amount of CDN$298,000 and an accrued special bonus in the amount of CDN$250,000, less any and all applicable government withholdings and deductions, as well as other benefits in the amount of CDN$52,000.  The severance allowance and other benefits will be paid over a period of 12 months.  The accrued special bonus had become due on October 1, 2008 and has been expensed in the fourth quarter of the 2008 fiscal year.  The other benefits were owing to Mr. Ehrlich before his resignation.  The payment of the net amount of the accrued special bonus is to be converted to equity and paid in restricted shares of the Company’s common stock over a period of 12 months.  The number of shares of common stock to be issued for each payment will be computed using the closing price of the common stock on the 15th day of each month or, in the event that the 15th day is not a trading day, on the trading day immediately before the 15th day of the month.

EMPLOYMENT AGREEMENTS

C. Geoffrey Hampson, Chief Executive Officer, Principal Accounting Officer and Chairman

We entered into an employment agreement with C. Geoffrey Hampson on May 31, 2007.  Pursuant to the employment agreement, Mr. Hampson is to serve as our Chief Executive Officer for a term of five years effective June 1, 2007 and subject to certain termination rights on the part of Live Current and Mr. Hampson.  The employment agreement provides that Mr. Hampson will receive an annual base salary of CDN$300,000, subject to annual review as well as a bonus of up to 60% of base salary as determined by the board of directors.  The employment agreement also entitles him to participate in the health, dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on September 11, 2007 we granted to Mr. Hampson a stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.50 per share.  The option to purchase shares of our common stock vests over the term of the employment agreement as follows: (i) 333,333 shares were exercisable on September 11, 2008 and (ii) thereafter the right to purchase 83,333 shares vests after each successive three-month period until the entire option has vested.  Unless earlier terminated, the option will expire on September 11, 2012.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.

Jonathan Ehrlich, former Chief Operating Officer and President

We entered into an employment agreement with Jonathan Ehrlich on September 11, 2007.  Pursuant to the employment agreement, Mr. Ehrlich was to serve as the Chief Operating Officer and President of Live Current for a term of five years effective October 1, 2007, subject to certain early termination rights on the part of Live Current and Mr. Ehrlich.  The employment agreement provided that Mr. Ehrlich was to receive an annual base salary of CDN$275,000, subject to annual review by the Chief Executive Officer and the board of directors as well as a bonus of up to 50% of his base salary, to be determined by the board of directors in its sole discretion.  He also was paid a signing bonus of CDN$200,000 upon his start date and was to be paid two special bonuses of CDN$250,000 each on each of October 1, 2009 and October 1, 2010 unless earlier terminated.  The employment agreement also entitled Mr. Ehrlich to participate in the health and dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on September 8, 2007, Live Current granted a stock option to Mr. Ehrlich to purchase up to 1,500,000 shares of common stock at an exercise price of $2.04 per share.  The option was to vest over the term of the employment agreement as follows: (i) 500,000 shares were exercisable on October 1, 2008 and (ii) the right to purchase 125,000 shares vested on the last day of each successive three-month period thereafter until the entire option vested.  Unless earlier terminated, the option would expire on October 1, 2012.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  Mr. Ehrlich resigned as our Chief Operating Officer and President on February 4, 2009.

Mark Melville, Chief Corporate Development Officer

We entered into an employment agreement with Mark Melville on November 9, 2007.  Pursuant to the employment agreement, Mr. Melville serves as our Chief Corporate Development Officer for a term of five years effective January 1, 2008, subject to certain early termination rights on the part of Live Current and Mr. Melville.  The employment agreement provides that Mr. Melville will receive an annual base salary of CDN$250,000, beginning January 1, 2008, subject to annual review by the Chief Executive Officer and the board of directors, as well as a bonus of up to 50% of his base salary, to be determined by the board of directors in its sole discretion.  He also was paid a signing bonus of CDN$300,000 on his start date and is to be paid two special bonuses of CDN$100,000 each on each of January 1, 2009 and January 1, 2010.  We have not yet paid the bonus that was due on January 1, 2009.  The employment agreement also entitles Mr. Melville to participate in the health and dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on January 1, 2008, we granted a stock option to Mr. Melville to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.05 per share.  The option vests over the term of the employment agreement as follows: (i) the right to purchase 333,333 shares vested on January 1, 2009 and (ii) the right to purchase an additional 83,333 shares vests on the last day of each successive three month period thereafter, until the entire option has vested.  Unless earlier terminated, the option will expire on January 1, 2013.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  On February 4, 2009, Mr. Melville assumed the duties of the office of President.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

The following table sets forth certain information concerning unexercised stock options for each named executive officer above.  There were no stock awards outstanding as of end of fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS								STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

C. Geoffrey Hampson	416,666	(1)	583,334	(1)		$2.50	09/11/2012
Jonathan Ehrlich	500,000	(2)	1,000,000	(2)		$2.04	10/01/2012
Mark Melville	--		1,000,000	(3)		$2.06	01/01/2013

(1)
The option became exercisable as to 333,333 shares on September 11, 2008 and 83,333 shares on December 11, 2008, and will become exercisable as to an additional 83,333 shares on the last day of each successive three-month period thereafter, until all such shares have vested.

(2)
The option became exercisable as to 500,000 shares on October 1, 2008 and will become exercisable as to an additional 125,000 shares on the last day of each successive three-month period thereafter, until all such shares have vested.

(3)
The option will become exercisable as to (i) 333,333 shares on January 1, 2009 and (ii) an additional 83,333 shares on the last day of each successive three-month period thereafter, until all such shares have vested.

DIRECTOR COMPENSATION

On March 14, 2008, we granted to Dr. Boris Wertz a stock option to purchase up to 100,000 shares of our common stock at the exercise price of $2.49 per share.  The term of the option is 5 years.  The option is subject to vesting as follows: (i) the right to purchase 33,333 shares vests on the first anniversary of the stock option agreement and (ii) thereafter the right to purchase 8,333 shares vests after each successive three-month period.  The stock option was granted under our 2007 Stock Incentive Plan.

The following chart reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)

Boris Wertz (1)	--	--	$31,711	--	--		$31,711

(1)
The aggregate number of stock awards and option awards granted to Dr. Wertz and outstanding as of December 31, 2008 is 100,000.  We valued these options using the Black Scholes option price model using the following assumptions: no dividend yield; expected volatility rate of 73.39%; risk free interest rate of 1.65% and an expected life of 3 years resulting in a value of $1.21 per option

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following describes all transactions since January 1, 2006 and all proposed transactions in which we are, or we will be, a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On June 30, 2006, in exchange for the return of the domain name “call.com”, we agreed to settle royalty obligations owed to us by Manhattan Assets Corp.  The value of this transaction was determined to be $250,000.  At the time of the transaction, one of the directors of Manhattan Assets Corp. was Richard N. Jeffs, who is the father of our then Chief Executive Officer, David Jeffs.

We issued 32,400 shares of our restricted common stock during the 2006 fiscal year to our former Chief Executive Officer, David Jeffs, as partial payment for compensation due to him.  During the 2006 fiscal year we also issued 32,400 shares of our restricted common stock to Cameron Pan, our former Chief Financial Officer, as partial payment for compensation due to him.

On June 11, 2007, our board of directors issued 1,000,000 shares of common stock and warrants to purchase up to 1,000,000 additional shares of restricted common stock at the price of $1.25 effective until June 10, 2009 to Hampson Equities Ltd., a company owned and controlled by C. Geoffrey Hampson, our Chief Executive Officer, pursuant to a subscription agreement dated June 1, 2007.  The amount of the subscription was $1,000,000.

On September 24, 2007 we closed a $5,100,000 private placement financing in which Mr. Hampson invested $110,000.  Mr. Hampson received 55,000 restricted shares of our common stock.

On November 19, 2008, we closed a private placement financing in which Mr. Hampson invested $126,750.  Mr. Hampson received 195,000 restricted shares of common stock, two-year warrants to purchase 97,500 common shares at an exercise price of $0.78, and three-year warrants to purchase 97,500 common shares at an exercise price of $0.91.

On March 25, 2009, our board of directors reduced the exercise price of all outstanding stock options granted pursuant to the Live Current Media Inc. 2007 Stock Incentive Plan to $0.65.  These options are held by our officers, directors, employees, consultants and agents.  The original exercise prices ranged from a high of $3.30 to a low of $0.65.  As a result of this reduction, the exercise price of the outstanding stock option granted to Mr. Hampson was reduced from $2.50 per share and the exercise price of the outstanding stock options granted to Mr. Melville were reduced from $2.06 per share.  No other terms or conditions of the stock option grants were modified.

Certain of our current officers and directors have employment agreements with us and we entered into employment severance agreements with certain of our former officers.  See the section of this prospectus titled “Executive Compensation” for a discussion of these agreements.

Director Independence

We currently have three directors, Mr. Mark Benham, Mr. James P. Taylor, and Dr. Boris Wertz, who are independent directors as that term is defined under the rules of the NASDAQ Capital Market.  Mr. Benham serves as the chairman of the Compensation Committee and as a director of the Audit Committee.  Mr. Taylor serves as the chairman of the Audit Committee.  Dr. Wertz serves as the chairman of the Nominating and Governance Committee.  Both Mr. Benham and Mr. Taylor meet the independence requirements for Audit Committee members.

SELLING STOCKHOLDERS

We are registering shares of common stock owned by the selling stockholders and shares of common stock that may be acquired by them upon exercise of warrants they own.  The common stock and warrants were acquired in a private placement which closed on November 19, 2008.  The private placement was conducted under Regulation D of the Securities Act with a limited number of accredited investors.  A more complete description of this offering is included at the section of this prospectus titled “Prospectus Summary” at page 5.

With the exception of Geoffrey Hampson, our Chief Executive Officer, Chief Financial Officer, and a director, Mark Melville, our President and Chief Corporate Development Officer and Jonathan Ehrlich, our former President, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

The following table also provides certain information with respect to the selling stockholders’ ownership of our securities as of May 5 , 2009, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling stockholder transfers his or her interest in the common stock or the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee.  Alternatively, if a selling stockholder transfers his or her interest in the common stock or the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  With the exception of Mr. Scott Lamacraft, who is an affiliate of a broker-dealer, none of the selling stockholders are or were affiliated with registered broker-dealers.  See our discussion titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distribution of these shares.

Selling Stockholder	Shares held before the Offering	Shares being Offered	Shares held after the Offering	Percentage Owned after the Offering(1)

Ehrlich Real Estate Advisors(2)(12)	187,845	153,845	34,000	*

Mark Ernst(3)	307,692(14)	307,692	0	0

Rick Meslin(3)	307,692	307,692	0	0

Carl H. Jackson and Jodi Sansone(4)	1,374,545	553,845	820,700	3.4%

Scott E. Lamacraft(5)	1,008,129	719,229	288,900	1.2%

Jonathan Ehrlich(6)	320,321	76,921	243,400	1.01%

Mark Melville(7)	107,692	107,692	0	0

Penson Financial Services Canada Inc. ITF Michael Bernstein A/C 6YA413F(8)	157,000	157,000	0	0

Mark L. Casey(9)	163,460	163,460	0	0

Mark L. Casey and Carrie G. Casey, TR, UA 08-19-2008 The Casey Family Trust(10)	413,461	163,461	250,000	1.04%

Geoffrey Hampson(11)	3,038,333	390,000	2,648,333	10.4%(15)

Benham Trust(2)(13)	153,845	153,845	0	0

TOTAL	7,540,015	3,254,682	4,285,333	17.05%

* Indicates less than 1%.
(1) Based on 23,934,268 shares outstanding on May 5 , 2009.
(2) The number of shares being offered includes 76,923 shares of common stock, 38,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 38,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(3) The number of shares being offered includes 153,846 shares of common stock, 76,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 76,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(4) The number of shares being offered includes 276,923 shares of common stock, 138,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 138,461 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(5) The number of shares being offered includes 359,615 shares of common stock, 179,807 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 179,807 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(6) The number of shares being offered includes 38,461 shares of common stock, 19,230 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 19,230 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(7) The number of shares being offered includes 53,846 shares of common stock, 26,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 26,923 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.

(8) The number of shares being offered includes 78,500 shares of common stock, 39,250 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 39,250 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(9) The number of shares being offered includes  81,730 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 81,730 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(10) The persons having voting and investment control over the securities owned by the Casey Family Trust are Mark L. Casey and Carrie G. Casey.
(11) The number of shares being offered includes 195,000 shares of common stock, 97,500 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.78 per share and 97,500 shares of common stock which may be acquired upon exercise of a warrant having an exercise price of $0.91 per share.
(12) The person having voting and investment control over the securities owned by Ehrlich Real Estate Advisors is Tom Ehrlich.
(13) The person having voting and investment control over the securities owned by the Benham Trust is Derek Benham.
(14) This information has been taken from the records of our stock transfer agent and has not been independently verified by Mr. Ernst.
(15) Please refer to the beneficial ownership table on page 51 of this prospectus for a description of Mr. Hampson’s beneficial ownership of our securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders.  Sales of shares may be made by selling stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.  The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales;

•	put or call option transactions relating to the shares; and

•	any other method permitted under applicable law.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders.  The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions.  The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify each of the selling stockholders and each selling stockholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares.  The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners (more than 5%)

The following table sets forth certain information, as of May 5 , 2009, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each named executive officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of May 5 , 2009.  Except as otherwise indicated, and subject to applicable community property laws, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them.  Applicable percentage ownership in the following table is based on 23,934,268 shares of common stock outstanding as of May 5 , 2009 plus, for each individual, any securities that individual has the right to acquire within 60 days of May 5 , 2009.

Title of Class	Name and Address (1)	Shares Beneficially Owned	Percentage of Class (2)
	Beneficial Owners of More than 5%:
Common Stock	Odyssey Value Advisors, LLC 601 Montgomery Street, Suite 1112 San Francisco, CA 94111	1,521,525	6.36%
	Current Directors and Named Executive Officers:
Common Stock	C. Geoffrey Hampson, Chief Executive Officer, Principal Accounting Officer, Director (3)	3,038,333	11.82%
Common Stock	Mark Melville, President, Chief Corporate Development Officer (4)	524,359	2.15%
Common Stock	Jonathan Ehrlich, former Chief Operations Officer, former President (5)	306,621	1.28%
Common Stock	Mark Benham, Director (6)	83,333	0.35%*
Common Stock	James P. Taylor, Director (7)	68,333	0.28%*
Common Stock	Boris Wertz, Director (8)	0	0.17%*
	All Directors and Executive Officers as a group (6 persons)	4,020,979	16.05%

*Less than 1%.
(1) Unless otherwise indicated, the address of the beneficial owner is c/o Live Current Media Inc., 375 Water Street, Suite 645, Vancouver, BC, V6B5C6, Canada.
(2) Percentage based upon 23,934,268 shares of our common stock outstanding as of May 5 , 2009.
(3) Includes 1,260,000 shares of common stock,  a 2-year warrant issued to Hampson Equities Ltd. (a company owned and controlled by C. Geoffrey Hampson, our Chief Executive Officer and a director) to purchase 1,000,000 shares of our common stock at an exercise price of $1.25 in exchange for $1,000,000 cash (received) pursuant to a subscription agreement dated June 1, 2007 and an option to purchase 583,333 shares of our common stock granted on September 11, 2007 pursuant to an employment agreement that will have vested within 60 days of March 20, 2009.  Does not include an option to purchase 416,667 shares of our common stock under the same grant, as Mr. Hampson will not have the right to acquire shares pursuant to this option until September 11, 2009.  Mr. Hampson’s holdings also include a warrant to purchase 97,500 shares of our common stock with an exercise price of $0.78 effective November 19, 2008, exercisable at any time, and expiring November 19, 2010 and a warrant to purchase 97,500 shares of our common stock with an exercise price of $0.91 effective November 19, 2008, exercisable at any time, and expiring November 19, 2011.  Both these warrants were issued as part of our private placement on November 19, 2008.
(4) Includes an option to purchase 416,667 shares of our common stock granted on January 1, 2008 pursuant to an employment agreement that will have vested within 60 days of March 20, 2009.  Does not include an option to purchase 583,333 shares of our common stock under the same grant, as Mr. Melville will not have the right to acquire shares pursuant to this option until July 1, 2009.
Includes a warrant to purchase 26,923 shares of our common stock with an exercise price of $0.78 effective November 19, 2008, exercisable at any time, and expiring November 19, 2010.  Also includes a warrant to purchase 26,923 shares of our common stock with an exercise price of $0.91 effective November 19, 2008, exercisable at any time, and expiring November 19, 2011.  Both these warrants were issued as part of our private placement on November 19, 2008.

(5) Includes a warrant to purchase 19,230 shares of our common stock with an exercise price of $0.78 effective November 19, 2008, exercisable at any time, and expiring November 19, 2010.  Also includes a warrant to purchase 19,230 shares of our common stock with an exercise price of $0.91 effective November 19, 2008, exercisable at any time, and expiring November 19, 2011.  Both these warrants were issued as part of our private placement on November 19, 2008.
(6) Includes an option to purchase 58,333 shares of our common stock granted on September 11, 2007 for services as a member of our Board of Directors that will have vested within 60 days of March 20, 2009.  Does not include an option to purchase 41,667 shares of our common stock under the same grant, as Mr. Benham will not have the right to acquire shares pursuant to this option until September 11, 2009.
(7) Includes an option to purchase 58,333 shares of our common stock granted on September 11, 2007 for services as a member of our Board of Directors that will have vested within 60 days of March 20, 2009.  Does not include an option to purchase 41,667 shares of our common stock under the same grant, as Mr. Taylor will not have the right to acquire shares pursuant to this option until September 11, 2009.
(8) Includes an option to purchase 41,667 shares of our common stock granted on March 14, 2008 for services as a member of our Board of Directors that will have vested within 60 days of March 20, 2009.  Does not include an option to purchase 58,333 shares of our common stock under the same grant, as Dr. Wertz will not have the right to acquire shares pursuant to this option until September 14, 2009.

CHANGE OF CONTROL

To our knowledge, there are no present arrangements or pledges of securities of our company that may result in a change in control.

DESCRIPTION OF SECURITIES

GENERAL

We are presently authorized under our Articles of Incorporation to issue 50,000,000 shares of common stock $.001 par value per share.  The following description of our capital stock is only a summary and is subject to and qualified by our Articles of Incorporation, as amended, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of Nevada.

Article I, section 2 of our bylaws states in pertinent part, “Special meetings of the stockholders may be held at the office of the Company in the State Of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 51% of the issued and outstanding capital stock of the Company.”  This provision could have an effect of delaying, deferring or preventing a change in control because ownership of our common stock is widely disbursed.  The costs to an individual stockholder or to a group of stockholders wishing to call a special meeting of stockholders to, for example, remove the board, may be prohibitive or it may not be possible to obtain the approval of at least 51% of the outstanding shares to call the meeting..

COMMON STOCK

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  The presence, in person or by proxy, of holders of 51% of the common stock is necessary to constitute a quorum at any meeting of our stockholders.  An affirmative vote of a majority in interest is required for the election of directors.  We may pay dividends at such time and to the extent declared by the board of directors in accordance with Nevada corporate law.  Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.  All outstanding shares of common stock are fully paid and non-assessable.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

WARRANTS

We are registering 1,627,338 shares of common stock underlying warrants issued to the investors in the private offering we closed on November 19, 2008.  Warrants with an exercise price of $0.78 per share and conveying the right to purchase a total of 813,669 shares of common stock have a term of 2 years from the date of issuance.  Warrants with an exercise price of $0.91 per share and converying the right to purchase a total of 813,669 shares of common stock have a term of 3 years from the date of issuance.

To the extent there is no effective registration statement registering the resale of the shares underlying the warrants, the warrant holders may, at their option, elect to exercise the warrants on a cashless basis, by canceling a portion of the warrants in payment of the purchase price payable in respect of the number of warrant shares purchased upon such exercise.  In the event of a cashless exercise, the number of warrant shares issued to the holder shall be determined according to the following formula:

X = Y(A-B)
            A

Where:	X =	the number of warrant shares that are to be issued to the holder;

Y =
the number of warrant shares for which the warrant is being exercised (which includes both the number of warrant shares issued to the holder and the number of warrant shares subject to the portion of the warrant being cancelled in payment of the purchase price);

A =	the fair market value of one share of common stock; and

B =	the purchase price then in effect.

The warrants have standard provisions for adjustment in the event of a stock split, reverse stock split, stock dividend or reclassification.  In the event we reorganize our capital, reclassify our capital stock, consolidate or merge with or into another corporation, or sell, transfer or otherwise dispose of our property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property are to be received by or distributed to the holders of our common stock, then the holder shall have the right to receive, at the option of the holder, (a) upon exercise of the warrant, the number of shares of common stock of the successor or acquiring corporation and other property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets or (b) cash equal to the value of this warrant as determined in accordance with the Black Scholes option pricing formula.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation must expressly assume the performance of the warrants, subject to such modifications as may be deemed appropriate by resolution of our board of directors.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides the following with respect to liability:

“No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.”

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock Computershare Trust Company.  Computershare’s address is 350 Indiana Street, Suite 800, Golden, Colorado, 80401.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We did not hire any expert or counsel on a contingent basis who will receive a direct or indirect interest in the Company or who was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.  Richardson & Patel LLP, our legal counsel, has given an opinion regarding certain legal matters in connection with this offering of our securities.  Both Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us.  As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 280,675 shares of our common stock.

EXPERTS

The financial statements included in this prospectus have been audited by Ernst & Young, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus.  This prospectus does not contain all of the information included in the registration statement.  For further information pertaining to us and our common stock, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.  Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You can read our filings, including the registration statement, over the internet at the Security and Exchange Commission’s website at www.sec.gov.  You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C., 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facility.

LIVE CURRENT MEDIA INC.
(formerly COMMUNICATE.COM INC.)

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Live Current Media Inc. (formerly Communicate.com Inc.)

We have audited the accompanying consolidated balance sheets of Live Current Media Inc. as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting.  Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Live Current Media Inc. at December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows of the years in the two year period ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company's recurring net losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada, March 24, 2009	/s/ Ernst & Young LLP Chartered Accountants

LIVE CURRENT MEDIA INC.
(formerly COMMUNICATE.COM INC.)
CONSOLIDATED BALANCE SHEETS
Expressed In U.S. Dollars
(Going Concern - See Note 1)

As at December 31	2008	2007
ASSETS
Current
Cash and cash equivalents	$1,832,520	$7,375,245
Accounts receivable (net of allowance for doubtful accounts of nil)	93,582	138,930
Prepaid expenses and deposits	109,543	246,174
Inventory	74,082	-
Current portion of receivable from sales-type lease (Note 11)	23,423	-
Total current assets	2,133,150	7,760,349

Long-term portion of receivable from sales-type lease (Note 11)	23,423	-
Property & equipment (Note 7)	1,042,851	175,797
Website development costs (Note 8)	392,799	-
Intangible assets	1,587,463	1,645,061
Goodwill (Note 6)	2,428,602	-
Total Assets	$7,608,288	$9,581,207

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$4,131,264	$1,515,429
Bonuses payable	235,650	241,290
Due to shareholders of Auctomatic (Note 6)	789,799	-
Deferred revenue	120,456	53,079
Current portion of deferred lease inducements (Note 9)	20,138	20,138
Total current liabilities	5,297,307	1,829,936

Deferred lease inducements (Note 9)	55,380	75,518
Total Liabilities	5,352,687	1,905,454

STOCKHOLDERS' EQUITY
Common Stock (Note 10)
Authorized: 50,000,000 common shares, $0.001 par value
Issued and outstanding:
23,546,370 common shares (December 31, 2007 - 21,446,623)	14,855	12,456
Additional paid-in capital	14,772,880	10,188,975
Accumulated deficit	(12,532,134)	(2,525,678)
Total Stockholders' Equity	2,255,601	7,675,753
Total Liabilities and Stockholders' Equity	$7,608,288	$9,581,207

Commitments and Contingency (Notes 15 and 16)
Subsequent Events (Note 18)

See accompanying notes to consolidated financial statements

/s/ James P. Taylor	/s/ Mark Benham
James P. Taylor, Director	Mark Benham, Director

LIVE CURRENT MEDIA INC.
(formerly COMMUNICATE.COM INC)
CONSOLIDATED STATEMENTS OF OPERATIONS
Expressed In U.S. Dollars

Years Ended December 31	2008	2007

SALES
Health and beauty eCommerce	$9,271,237	$8,092,707
Other eCommerce	455	485,199
Domain name advertising	93,141	449,613
Miscellaneous income	-	35,810
Total Sales	9,364,833	9,063,329

COSTS OF SALES
Health and Beauty eCommerce	7,683,432	6,512,292
Other eCommerce	380	509,181
Total Costs of Sales	7,683,812	7,021,473

GROSS PROFIT	1,681,021	2,041,856

EXPENSES
Amortization and depreciation	253,141	29,169
Amortization of website development costs (Note 8)	58,640	-
Corporate general and administrative	2,537,422	686,921
ECommerce general and administrative	567,980	304,212
Management fees and employee salaries	4,746,255	1,981,051
Corporate marketing	42,399	-
ECommerce marketing	766,393	817,101
Other expenses (Note 12)	708,804	637,730
Total Expenses	9,681,034	4,456,184

LOSS FROM OPERATIONS BEFORE OTHER ITEMS	(8,000,013)	(2,414,328)

Global Cricket Venture expenses (Note 5)	(2,476,255)	-
Gain from sales and sales-type lease of domain names (Note 11)	498,829	-
Accretion expense (Note 6)	(96,700)	-
Interest and investment income	67,683	119,574
Gain on disposal of subsidiary of Frequenttraveler.com Inc. (Note 4)	-	276,805
NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD	$(10,006,456)	$(2,017,949)

BASIC AND DILUTED LOSS PER SHARE	$(0.46)	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	21,937,179	19,070,236

See accompanying notes to consolidated financial statements

LIVE CURRENT MEDIA INC.
(formerly COMMUNICATE.COM INC)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Expressed In U.S. Dollars

	Common stock		Additional Paid-in Capital	Accumulated Deficit	Total
Years ended December 31	Number of Shares	Amount
Balance, December 31, 2006	17,836,339	$8,846	$3,605,579	$(507,729)	$3,106,696
Issuance of 60,284 common shares at $0.98 per share
in lieu of accrued bonuses to officers	60,284	60	59,018		59,078
Issuance of 1,000,000 common shares at $1.00 per share to CEO	1,000,000	1,000	999,000		1,000,000
Private Placement of 2,550,000 common shares at $2.00 per share	2,550,000	2,550	5,097,450		5,100,000
Share issue costs			(100)		(100)
Stock-based compensation			428,028		428,028
Net loss and comprehensive loss				(2,017,949)	(2,017,949)
Balance, December 31, 2007	21,446,623	12,456	10,188,975	(2,525,678)	7,675,753
Stock-based compensation (Note 10d)			2,111,354		2,111,354
Issuance of 586,403 common shares per the merger
agreement with Auctomatic (Note 6)	586,403	586	1,137,533		1,138,119
Issuance of 33,000 common shares to investor relations firm (Note 10b)	33,000	33	85,649		85,682
Issuance of 120,000 common shares to investor relations firm (Note 10b)	120,000	120	218,057		218,177
Issuance of 50,000 warrants to investor relations firm (Note 10e)			45,500		45,500
Cancellation of 300,000 common shares not distributed (Note 10b)	(300,000)	-	-		-
Private Placement of 1,627,344 units at $0.65 per share (Note 10b)	1,627,344	1,627	1,056,148		1,057,775
Share issue costs (Note 10b)			(86,803)		(86,803)
Extinguishment of accounts payable (Note 10b)	33,000	33	16,467		16,500
Net loss and comprehensive loss				(10,006,456)	(10,006,456)
Balance, December 31, 2008	23,546,370	$14,855	$14,772,880	$(12,532,134)	$2,255,601

See accompanying notes to consolidated financial statements

LIVE CURRENT MEDIA INC.
(formerly COMMUNICATE.COM INC)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Expressed In U.S. Dollars

Years Ended December 31	2008	2007
OPERATING ACTIVITIES
Net loss for the period	$(10,006,456)	$(2,017,949)
Non-cash items included in net loss:
Gain from sales and sales-type lease of domain name	(498,829)	-
Accretion expense	96,700	-
Stock-based compensation	2,111,354	428,028
Accrued and unpaid bonuses payable	235,650	241,290
Warrants issued	45,500	-
Issuance of common stock (Note 10b)	303,859	-
Extinguishment of debt by issuance of common stock (Note 10b)	16,500	-
Amortization and depreciation	291,643	24,135
Issuance of common stock for bonuses (Note 10b)	-	59,078
Change in operating assets and liabilities:
Accounts receivable	45,348	(117,724)
Prepaid expenses and deposits	136,631	(246,174)
Inventory	(74,082)	-
Accounts payable and accrued liabilities	2,615,835	523,574
Bonuses payable	(241,290)	-
Deferred revenue	67,377	53,079
Deferred lease inducements	-	100,690
Cash flows used in operating activities	(4,854,260)	(951,973)

INVESTING ACTIVITIES
Proceeds from disposal of available for sale securities	-	261,912
Net proceeds from sale of domain name	369,041	-
Net proceeds from sales-type lease of domain name	140,540	-
Cash consideration for Auctomatic (Note 6)	(1,530,047)	-
Purchases of property & equipment	(187,532)	(159,934)
Website development costs (Note 8)	(451,439)	-
Cash flows used in (from) investing activities	(1,659,437)	101,978

FINANCING ACTIVITIES
Proceeds from restricted cash	-	20,000
Proceeds from sale of common stock (net of share issue costs)	970,972	6,099,900
Cash flows from financing activities	970,972	6,119,900

Net increase (decrease) in cash and cash equivalents	(5,542,725)	5,269,905

Cash and cash equivalents, beginning of year	7,375,245	2,105,340
Cash and cash equivalents, end of year	$1,832,520	$7,375,245

See accompanying notes to consolidated financial statements

SUPPLEMENTAL INFORMATION

	2008	2007
Cash paid during the year for:
Interest	$-	$-
Income taxes	$6,944	$-

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of business
Live Current Media Inc. (the “Company”) was incorporated under the laws of the State of Nevada on October 10, 1995 under the name “Troyden Corporation” and changed its name on August 21, 2000 from Troyden Corporation to “Communicate.com Inc.”.  On May 30, 2008, the Company changed its name from Communicate.com Inc. to Live Current Media Inc. after obtaining formal shareholder approval to do so at the Annual General Meeting in May 2008.

Our principal operating subsidiary, Domain Holdings Inc. (“DHI”), was incorporated under the laws of British Columbia on July 4, 1994 under the name “IMEDIAT Digital Creations Inc.”.  On April 14, 1999, IMEDIAT Digital Creations, Inc. changed its name to “Communicate.com Inc.” and was redomiciled from British Columbia to the jurisdiction of Alberta.  On April 5, 2002, Communicate.com Inc. changed its name to Domain Holdings Inc.  DHI has 62,635,383 shares of common stock currently issued and outstanding.  61,478,225 shares, or approximately 98.2% of the outstanding shares, are held by Live Current.

Through its majority-owned subsidiary, Domain Holdings, Inc. (“DHI”), the Company builds consumer Internet experiences around its large portfolio of domain names.  DHI’s current business strategy is to develop or to seek partners to develop its domain names to include content, commerce and community applications.  DHI is currently actively developing websites on two domain names; one that provides e-commerce for fragrance and other health and beauty products, and another that will be a media rich consumer experience on a sports related website where the revenue model is based on paid advertising and sales of digital content and merchandise.  DHI develops content and sells advertising services on other domains held for future development.

On March 13, 2008, the Company incorporated a wholly owned subsidiary in the state of Delaware, Communicate.com Delaware, Inc. (“Delaware”).  The new subsidiary has been incorporated in relation to the Auctomatic transaction. Refer to Note 6.

The Company’s other subsidiary, DHI, owns 100% of 0778229 B.C. Ltd. (“Importers”), Acadia Management Corp. (“Acadia”), and a dormant company 612793 B.C. Ltd. (“612793”).  Acadia’s assets and liabilities were assigned to DHI in October 2008, and that company was dissolved and struck from the registrar of British Columbia on January 21, 2009.

On August 8, 2008, the Company also formed a wholly-owned subsidiary in Singapore, LCM Cricket Ventures Pte. Ltd. (“LCM Cricket Ventures”).  This company holds 50.05% of Global Cricket Venture Pte. Ltd. (“Global Cricket Venture” or “GCV”).

As at December 31, 2006, the Company owned 50.4% of the outstanding shares in FrequentTraveller.com Inc. (“FT”), a Nevada private company incorporated on October 29, 2002.  FT was a full service travel agency that catered to Internet-based customers seeking tours and other travel services.  On November 12, 2007, the Company disposed of its controlling interest in FT and at the end of 2007 no longer had any ownership in FT.  Refer to Note 4.

Basis of presentation
The consolidated financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Going Concern
The consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future. The Company has generated a consolidated net loss of $10,006,456 and realized a negative cash flow from operating activities of $4,854,260 for the year ended December 31, 2008.  There is an accumulated deficit of $12,532,134 (December 31, 2007 - $2,525,678) and a working capital deficiency of $3,164,157 at December 31, 2008.

The Company's ability to continue as a going-concern is in substantial doubt as it is dependent on the continued financial support from its investors, the ability of the Company to raise equity financing and the attainment of profitable operations and further share issuances to meet the Company's liabilities as they become payable, including its commitments for the Global Cricket Venture as disclosed in Note 5.   The outcome of these matters is dependant on factors outside of the Company’s control and cannot be predicted at this time.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION (continued)

Going Concern (continued)
The accompanying consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.  These financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in preparation of these consolidated financial statements:

Principles of consolidation
The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary Delaware, its wholly-owned subsidiary LCM Cricket Ventures, its 98.2% (December 31, 2007 - 94.9%) interest in its subsidiary DHI, DHI’s wholly owned subsidiaries Importers, Acadia, and 612793, and LCM Cricket Ventures’ 50.05% interest in Global Cricket Venture.  The comparative figures in 2007 include its 50.4% interest in FT (from January 1, 2007 until the sale of the Company’s controlling interest in FT on November 12, 2007).  All significant intercompany balances and transactions are eliminated on consolidation.

Use of estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of intangible assets, fair value measurement, related party transactions, stock based compensation, determination and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and for the periods that the consolidated financial statements are prepared. Actual results could differ from these estimates.

Revenue recognition
Revenues and associated costs of goods sold from the on-line sales of products, currently consisting primarily of fragrances and other beauty products, are recorded upon delivery of products and determination that collection is reasonably assured.  The Company records inventory as an asset for items in transit as title does not pass until received by the customer.  All associated shipping and handling costs are recorded as cost of goods sold upon delivery of products.

Web advertising revenue consists primarily of commissions earned from the referral of visitors to the Company’s sites from other parties.  The amount and collectibility of these referral commissions is subject to uncertainty; accordingly, revenues are recognized when the amount can be determined and collectibility can be reasonably assured.  In accordance with Emerging Issues Task Force (“EITF”) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company records web advertising revenues on a gross basis.

Until the disposal of the Company’s shares in FrequentTraveller.com Inc. on November 12, 2007, revenues from the sales of travel products, including tours, airfares and hotel reservations, where the Company acted as the merchant of record and had inventory risk, were recorded on a gross basis.  Customer deposits received prior to ticket issuance or 30-days prior to travel were recorded as deferred revenue.  Where the Company did not act as the merchant of record and had no inventory risk, revenues were recorded at the net amounts, without any associated cost of revenue in accordance with EITF 99-19.  See also Note 4.

Revenue from the sale of domain names, whose carrying values are recorded as intangible assets, consists primarily of funds earned for the transfer of rights to domain names that are currently in the Company’s control.  Revenues have been recognized when the sale agreement is signed and the collectibility of the proceeds is reasonably assured.  In 2008, there was a sale of a geo-domain name for net proceeds of $369,041.  Collectibility of the amounts owing on this sale are reasonably assured and therefore accounted for as a sale in the period the transaction occurred.  There were no sales of domain names during 2007.

Revenue from the sales-type leases of domain names, whose carrying values are recorded as intangible assets, consists primarily of funds earned over a period of time for the transfer of rights to domain names that are currently in the Company’s control. Collectibility of these revenues generated are reasonably assured and therefore accounted for as a sales-type lease in the period the transaction occurs.  See also Note 11.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency transactions
The consolidated financial statements are presented in United States dollars.  The functional currency of the Company is United States dollars.  In accordance with FAS No. 52, Foreign Currency Translation, the foreign currency financial statements of the Company’s subsidiaries are translated into U.S. dollars.  Monetary assets and liabilities are translated using the foreign exchange rate that prevailed at the balance sheet date.  Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts and certain other historical cost balances are translated by using historical exchange rates.  Any resulting exchange gains and losses are presented as cumulative foreign currency translation gains (losses) within other accumulated comprehensive income (loss).  There was no effect to comprehensive income (loss) related to the share conversion with DHI.

Transactions denominated in foreign currencies are remeasured at the exchange rate in effect on the respective transaction dates and gains and losses are reflected in the consolidated statements of operations.

Comprehensive loss
Comprehensive loss includes all changes in equity of the Company during a period except those resulting from investments by shareholders and distributions to shareholders.  Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss) (“OCI”).  The major components included in OCI are cumulative translation adjustments arising on the translation of the financial statements of self-sustaining foreign operations and unrealized gains and losses on financial assets classified as available-for-sale, of which we have none.

Loss per share
Basic loss per share is computed by dividing losses for the period by the weighted average number of common shares outstanding for the period.  Diluted loss per share reflects the potential dilution of securities by including other potential common stock in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive.

Cash and cash equivalents
The Company considers all highly liquid instruments, with original maturity dates of three months or less at the time of issuance, to be cash equivalents.

Accounts receivable and allowance for doubtful accounts
The Company’s accounts receivable balance consists primarily of goods and services taxes (GST) receivable, advertising revenues receivable and the balance receivable relating to our December 31, 2008 sale of a domain name as disclosed in Note 11.  Per the Company’s review of open accounts and collection history, the accounts receivable balances are reasonably collectible and therefore no allowance for doubtful accounts has been reflected at year end.

Inventory
Inventory is recorded at the lower of cost or market using the first-in first-out (FIFO) method.  The Company maintains little or no inventory of perfume which is shipped from the supplier directly to the customer.  The inventory on hand as at December 31, 2008 is recorded at cost of $74,082 and represents inventory in transit from the supplier to the customer.

Deferred Financing Costs
Costs directly identifiable with the raising of capital are charged against the related capital stock.  Costs incurred to obtain debt financing are deferred and amortized by a charge to interest expense over the term of the related debt.  Debt financing fees are amortized and included as part of interest expense.  During the period, financing costs were charged against the capital stock issued during the period in a private placement.  As there were no debt financings, no financing costs were amortized to interest expense.

Deferred Acquisition Costs
Deferred acquisition costs are direct or incremental costs directly related to acquisitions, and are deferred and added to the cost of the purchase.  Only costs that are directly related to proposed transactions, where completion is considered more likely than not, are deferred.  Once the Company ceases to be engaged on a regular ongoing basis and it is not likely that activities will resume, the costs are expensed.  During the period, deferred acquisition costs were expensed in full as it is not possible to predict whether the related acquisition activities will resume.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property & Equipment
These assets are stated at cost. Minor additions and improvements are charged to operations, and major additions are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated from the accounts, and a gain or loss is included in operations.

Amortization for equipment is computed using declining balance method at the following annual rates:

Office Furniture and Equipment	20%
Computer Equipment	30%
Computer Software	100%
Auction Software	3 years straight-line

Amortization for leasehold improvements is based on a straight-line method calculated over the term of the lease.  Auction software is amortized straight line over the life of the asset.  Other additions are amortized on a half-year basis in the year of acquisition.

Website development costs
The Company has adopted the provisions of EITF No. 00-2, Accounting for Web Site Development Costs, whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase are expensed as incurred.  Website development costs are stated at cost less accumulated amortization and are amortized using the straight-line method over its estimated useful life.  Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing.  See also Note 8.

Intangible assets
The Company has adopted the provisions of FAS No. 142, Goodwill and Intangible Assets, which revises the accounting for purchased goodwill and intangible assets. Under FAS No. 142, intangible assets with indefinite lives are no longer amortized and are tested for impairment annually.  The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to book value of the Company.

The Company’s intangible assets, which consist of its portfolio of generic domain names, have been determined to have an indefinite life and as a result are not amortized.  Management has determined that there is no impairment of the carrying value of intangible assets at December 31, 2008.

Goodwill
Goodwill represents the excess of acquisition cost over the fair value of the net assets of acquired entities.  In accordance with FAS No. 142, Accounting for Goodwill and Other Intangible Assets. the Company is required to assess the carrying value of goodwill annually or whenever circumstances indicate that a decline in value may have occurred, utilizing a fair value approach at the reporting unit level.  A reporting unit is the operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management.

The goodwill impairment test is a two-step impairment test.  In the first step, the Company compares the fair value of each reporting unit to its carrying value.  The Company determines the fair value of its reporting units using a discounted cash flow approach.  If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that reporting unit, goodwill is not impaired and the Company is not required to perform further testing.  If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company must perform the second step in order to determine the implied fair value of the reporting unit’s goodwill and compare it to the carrying value of the reporting unit’s goodwill.  The activities in the second step include valuing the tangible and intangible assets and liabilities of the impaired reporting unit based on their fair value and determining the fair value of the impaired reporting unit’s goodwill based upon the residual of the summed identified tangible and intangible assets and liabilities.

The fair value of the Perfume.com reporting unit exceeded the carrying value of the assigned net assets, therefore no further testing was required and an impairment charge was not required.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue
Revenue that has been received but does not yet qualify for recognition under the Company's policies is reflected as either deferred revenue or long-term deferred revenue.

Deferred Lease Inducements
Lease inducements, including rent free periods, are deferred and accounted for as a reduction of rent expense over the term of the related lease on a straight-line basis.

Advertising Costs
The Company recognizes advertising expenses in accordance with SOP 93-7, Reporting on Advertising Costs. As such, the Company expenses the costs of producing advertisements at the time production occurs or the first time the advertising takes place and expenses the cost of communicating advertising in the period during which the advertising space or airtime is used.  Internet advertising expenses are recognized as incurred based on the terms of the individual agreements, which are generally: 1) a commission for traffic driven to the Website that generates a sale or 2) a referral fee based on the number of clicks on keywords or links to our Website generated during a given period.  Total advertising expense in 2008 of $808,792 (2007 - $817,101) were reported in “Corporate Marketing” and “eCommerce Marketing” on the Company’s consolidated statements of operations.

Stock-based compensation
During the third quarter of 2007, the Company implemented the following new critical accounting policy related to our stock-based compensation. Beginning on July 1, 2007, the Company began accounting for stock options under the provisions of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123(R)), which requires the recognition of the fair value of stock-based compensation. Under the fair value recognition provisions for FAS 123(R), stock-based compensation cost is estimated at the grant date based on the fair value of the awards expected to vest and recognized as expense ratably over the requisite service period of the award. The Company has used the Black-Scholes valuation model to estimate fair value of its stock-based awards which requires various judgmental assumptions including estimating stock price volatility and expected life. The Company’s computation of expected volatility is based on a combination of historical and market-based volatility. In addition, the Company considers many factors when estimating expected life, including types of awards and historical experience. If any of the assumptions used in the Black-Scholes valuation model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period.

In August 2007, the Company’s Board of Directors approved an Incentive Stock Option Plan to make available 5,000,000 shares of common stock for the grant of stock options, including incentive stock options.  Incentive stock options may be granted to employees of the Company, while non-qualified stock options may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company, provided such consultants, independent contractors and advisors render bona-fide services not in connection with the offer and sale of securities in a capital-raising transaction or promotion of the Company’s securities.  See also Note 10.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FAS No. 123R and the conclusions reached by the EITF in Issue No. 96-18.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes
During the first quarter of 2007, the Company adopted the following new critical accounting policy related to income tax. Beginning on January 1, 2007, the Company began accounting for income tax under the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement 109, Accounting for Income Taxes, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company and its subsidiaries are subject to U.S. federal income tax and Canadian income tax, as well as income tax of multiple state and local jurisdictions. Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2002, 2003, 2004, 2005, 2006, 2007 and 2008, the tax years which remain subject to examination by major tax jurisdictions as of December 31, 2008.  The Company may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to the Company’s financial results.  In the event the Company has received an assessment for interest and/or penalties, it has been classified in the financial statements as selling, general and administrative expense.

Recent Accounting Pronouncements

FAS 162
In May, 2008, the FASB issued FAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Company does not expect that this Statement will result in a change in current practice.

FAS 161
In March 2008, the FASB issued FAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FAS No. 133. FAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. Entities are required to provide enhanced disclosures about: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under FAS No. 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. FAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which, for the Company, would be the fiscal year beginning January 1, 2009. The Company is currently assessing the impact of FAS No. 161 on its financial position and results of operations.

FAS 142-3
In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”).  FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  The intent of FSP FAS 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other applicable accounting literature.  FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, which for the Company, would be the fiscal year beginning January 1, 2009.  The Company is currently assessing the impact of FSP FAS 142-3 on its financial position and results of operations.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

FAS 141R
In December 2007, the FASB issued FAS No. 141 (revised 2007), Business Combinations ("141R"). FAS No. 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring costs. In addition, under FAS No. 141R, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. This standard will change accounting treatment for business combinations on a prospective basis. FAS No. 141R is effective for fiscal years beginning after December 15, 2008, which, for the Company, would be the fiscal year beginning January 1, 2009.  The Company is currently assessing the impact of FAS No. 141R on its financial position and results of operations.

FAS 160
In December 2007, the FASB issued FAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, and simultaneously revised FAS 141 Business Combinations.  This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which, for the Company, would be the fiscal year beginning January 1, 2009. An entity may not adopt the policy before the transitional date.  The Company is currently assessing the impact of FAS No. 160 and the revision of FAS 141 on its financial position and results of operations.

FAS 159
In February 2007, the FASB issued FAS 159, “Fair Value Option for Financial Assets and Financial Liabilities,” which allows an irrevocable option, the Fair Value Option, to carry eligible financial assets and liabilities at fair value. The election is made on an instrument-by-instrument basis. Changes in fair value for these instruments are recorded in earnings. The objective of FAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.

We adopted FAS 159 in 2008.  The adoption did not have a material effect on our financial results.

FAS 157
In September 2006, the FASB issued FAS No. 157, Fair Value Measurements.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This standard does not require any new fair value measurements.

In February 2008, the FASB issued FASB Staff Position (“FSP”) FAS 157-2, which delays the effective date of FAS No. 157 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis, which for the Company would be the fiscal year beginning January 1, 2009.

In 2008, we adopted FAS 157 for financial assets and liabilities recognized at fair value on a recurring basis. The adoption did not have a material effect on our financial results. The disclosures required by FAS 157 for financial assets and liabilities measured at fair value on a recurring basis as at December 31, 2008 are included in Note 3.

We will apply the requirements of FAS 157 for fair value measurements of financial and nonfinancial assets and liabilities not valued on a recurring basis in 2009. We are currently evaluating the effect of this application on our financial reporting and disclosures.

In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for that Asset is Not Active, which clarifies the application of FAS 157 in determining the fair value of a financial asset when the market for that asset is not active.  FSP FAS 157-3 is effective as of the issuance date and has not affected the valuation of our financial assets.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 3 – FINANCIAL INSTRUMENTS

Interest rate risk exposure
The Company currently has limited exposure to any fluctuation in interest rates.

Foreign exchange risk
The Company is subject to foreign exchange risk for sales and purchases denominated in foreign currencies. Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. The Company does not actively manage this risk.

Concentration of credit risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, and trade accounts receivable.  The Company limits its exposure to credit loss by placing its cash and cash equivalents on deposit with high credit quality financial institutions. Receivables arising from sales to customers are generally immaterial and are not collateralized. Management regularly monitors the financial condition of its customers to reduce the risk of loss.

Fair values of Financial Instruments
As described in Note 2, the Company adopted the provisions of FAS 157 as of January 1, 2008.  FAS 157 defines fair value, establishes a consistent framework for measuring fair value, and expands disclosures for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. FAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, FAS 157 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1 - observable inputs such as quoted prices in active markets for identical assets and liabilities;

Level 2 - observable inputs such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, other inputs that are observable, or can be corroborated by observable market data; and

Level 3 - unobservable inputs for which there are little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, investment in sales-type lease, accounts payable, bonuses payable and due to shareholders of Auctomatic.  The Company did not elect to value its financial assets or liabilities in accordance with FAS 159. The Company believes that the recorded values of all of its financial instruments approximate their fair values because of their nature and respective durations.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 4 – NON-CONTROLLING INTEREST

The Company currently holds 98.2% (December 31, 2007 – 94.9%) of the issued and outstanding shares of its principal operating subsidiary, DHI.  During Q1 2008, DHI issued 40,086,645 shares to Live Current Media Inc. at fair value in exchange for a conversion of intercompany debt of $3,000,000, therefore diluting the non-controlling interest by 3.3%. This conversion was accounted for using the purchase method.  There was no effect to the consolidated financial statements in the year ended December 31, 2008 to the non-controlling interest of DHI.

As of December 31, 2006, the Company owned a 50.4% controlling interest in FrequentTraveller.com Inc. (“FT”) a private Nevada corporation incorporated on October 29, 2002.  FT provided travel services to customers online and by telephone to destinations encompassed by the geographic domain names owned by the Company, pursuant to a domain lease agreement entered into with FT dated May 1, 2005 (the “Domain Lease Agreement”).  FT commenced operations in November 2003.  On November 12, 2007, the Company sold its remaining 50.4% shareholdings in FT via an Asset Purchase Agreement (“APA”).  As part of this agreement the Domain Lease Agreement was cancelled for minimal consideration and all ties with FT were severed.  Intercompany debt of $265,000 was cancelled and the rights to use the domain names were returned to the Company.  The Company assumed no liabilities of FT going-forward.  The resulting gain of $276,805 on the disposal of the subsidiary was booked as other income. The following table summarizes the assets and liabilities foregone in exchange for the Company’s shareholding.

Assets
Cash	$46,974
Accounts Receivable	7,570

Liabilities
Account payable and accrued liabilities	(176,312)
Deferred Revenue	(111,857)
Loan	(43,180)

Net Liabilities	$276,805

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 5 – GLOBAL CRICKET VENTURE

Memoranda of Understanding
On April 17, 2008, the Company signed a Memorandum of Understanding (“MOU” or “Original MOU”) with the Board of Control for Cricket in India (“BCCI”) and the DLF Indian Premier League (“IPL”).  The Company will be the exclusive online provider of content for the BCCI and the IPL.  The ten-year agreement outlined in the MOU includes extensive co-marketing and exclusive online content rights agreements for the Company to build, launch and operate the official online destinations for the BCCI and the IPL.  The BCCI will be guaranteed a minimum of US $3 million annually and the IPL US $2 million annually through revenue sharing agreements including percentages of advertising, sponsorship and merchandising sales.

The Company signed a separate MOU (“Venture MOU”) with Netlinkblue (“NLB”) to create a venture combining all of the digital assets secured independently by the Company and NLB through the formation of a new company in Singapore (“Newco”).  As contemplated by the Venture MOU, Newco was incorporated in Singapore on June 10, 2008 and named Global Cricket Venture Pte. Ltd. (“Global Cricket Venture” or “GCV”).  Pursuant to the Venture MOU with NLB, GCV controls the right to live stream IPL matches over the internet and has exclusive IPL-related global mobile rights in addition to the digital cricket-related assets referenced above.  To date, Global Cricket Venture has nominal assets and operations.

Pursuant to both MOUs, the parties agreed to negotiate and enter into definitive agreements, however the parties are currently operating, performing, and funding obligations under the MOUs.

On August 8, 2008, the Company formed a wholly-owned subsidiary in Singapore, LCM Cricket Ventures Pte. Ltd. (“LCM Cricket Ventures”) which will support the Company’s activities relating to cricket and the IPL.  Pursuant to the Venture MOU, the Company is entitled to a 40% equity interest in the GCV.  On October 30, 2008, as part of the formation process, LCM Cricket Ventures was issued 50.05% of the shares of GCV.  To date, LCM Cricket Venture has nominal assets and limited operations.

The Company has incurred $1.47m of costs relating to initial performance of its obligations under the MOUs with each of the BCCI and the IPL, and establishing Global Cricket Venture with NLB.  These costs relate to, but are not limited to, expenditures for business development, travel, consulting, and salaries.  There were no such costs in any period of 2007.  An additional $1 million owing in aggregate to the BCCI and IPL for the October 1, 2008 minimum payments under the initial MOUs have also been accrued and expensed in 2008, therefore, the total costs expensed for the year related to this venture are $2.47 million.  Currently, GCV has not yet obtained outside funding.  Therefore, all of these costs were expensed during the year ended December 31, 2008 due to uncertainty regarding reimbursement of these costs by the GCV.

The payments due to the BCCI and the IPL for the October 1, 2008 commitment have not been made to date.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 6 – MERGER AGREEMENT

On March 25, 2008, the Company and its wholly owned subsidiary, Communicate.com Delaware, Inc. (“Delaware”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Entity, Inc., a Delaware corporation, (“Auctomatic”). The Company believed that Auctomatic’s technology framework and toolset will strengthen its commerce platform and Auctomatic’s team will dramatically enhance the Company’s product and technology capability.

The Merger Agreement closed on May 22, 2008 (the “Closing Date”).  In connection with the Merger Agreement, the stockholders of Auctomatic received in total (i) $2,000,000 cash minus $152,939 in certain assumed liabilities and (ii) 1,000,007 shares of common stock of the Company (equal to $3,000,000 divided by $3.00 per share, the closing price of one share of the Company’s common stock on the business day immediately preceding the Closing Date) in exchange for all the issued and outstanding shares of Auctomatic.

The consideration was payable on the Closing Date as follows: (i) 340,001 shares, or 34%, of the common stock and (ii) $1,200,000 less $152,939 in assumed liabilities.  An additional 246,402 shares of common stock were issued and shall be distributed in equal amounts to the Auctomatic shareholders on each of the first, second and third anniversary of the Closing Date. The remaining $800,000 of the total Cash Consideration shall be distributed on the first anniversary of the Closing Date.  All amounts of cash and common stock shall be distributed pro rata among the Auctomatic Stockholders.

The distribution of the remaining 413,604 shares of the common stock payable on the first, second and third anniversary of the Closing Date to the Auctomatic founders is subject to their continuing employment with the Company or a subsidiary on each Distribution Date.  Subsequent to year end, one of the founders resigned from Live Current, and therefore the distribution of 137,868 shares of the common stock on the first, second and third anniversary will no longer be payable.  The remaining 275,736 shares of the common stock owing to the other founders remain payable on the anniversary dates as noted above.  See also Note 10.

At May 22, 2008, the present value of the amounts payable in cash to shareholders of Auctomatic on the first anniversary of the closing date was $640,000.  At year end, the present value discount was accreted by $96,700, leaving a present value remaining at December 31, 2008 of $736,700.

Also at year end, $53,099 of cash owing at closing has yet to be paid to one of the Auctomatic shareholders.  As a result, at year end, amounts payable to shareholders of Auctomatic totaled $789,799.

The purchase price to affect the merger was allocated as following on the closing date:

Purchase Price Paid

Cash (net of assumed liabilities)	$1,046,695
Transaction Costs	387,358

Cash consideration for Auctomatic	1,434,053

Present value of shares of common stock paid and payable to shareholders of Auctomatic	1,138,119
Present value of amounts payable to shareholders of Auctomatic	640,000

Total	$3,212,172

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 6 – MERGER AGREEMENT (continued)

Net Assets Acquired

Assets
Cash	$3,066
Share subscriptions receivable	780
Computer hardware	7,663
Auction software	925,000
Goodwill	2,428,602

Less Liabilities
Accounts payable and accrued liabilities	(85,622)
Loan payable	(67,317)

Net Assets Acquired	$3,212,172

To show effect to the merger of Auctomatic and Delaware as if the merger had occurred on January 1, 2008, the pro forma information for the nine months ended December 31, 2008 would have resulted in revenues that remain unchanged from those reported in the consolidated financial statements, no cumulative effect of accounting changes, and income before extraordinary items and net income which both would have decreased by $106,035.  To show effect to the merger of Auctomatic and Delaware as if the merger had occurred on January 1, 2007, the comparative pro forma information for the year ended December 31, 2007 would have no effect to reported revenues, cumulative effect of accounting changes, income before extraordinary items or net income.

NOTE 7 – PROPERTY & EQUIPMENT

2008	Cost	Accumulated Amortization	Net Book Value
Office Furniture and Equipment	$165,868	$30,778	$135,090
Computer Equipment	100,789	51,554	49,235
Computer Software	27,276	13,638	13,638
Auction Software	925,000	179,861	745,139
Leasehold Improvements	142,498	42,749	99,749
	$1,361,431	$318,580	$1,042,851

2007	Cost	Accumulated Amortization	Net Book Value
Office Furniture and Equipment	$28.644	$14,159	$14,485
Computer Equipment	70,095	37,031	33,064
Leasehold Improvements	142,498	14,250	128,248
	$241,237	$65,440	$175,797

NOTE 8 – WEBSITE DEVELOPMENT COSTS

Website development costs are related to infrastructure development of various websites that the Company operates.  In previous years, costs qualifying for capitalization were immaterial and therefore were expensed as incurred.  Website maintenance, training, data conversion and business process reengineering costs are expensed in the period in which they are incurred. Costs incurred in the application development phase are capitalized, and when the related websites reach the post-implementation operating phase, the Company begins amortizing these costs on a straight-line basis over 36 months beginning in the month following the implementation of the related websites.

	2008	2007
Website Development Costs	$451,439	$-
Less: Amortization	(58,640)	-
	$392,799	$-

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 9 – DEFERRED LEASE INDUCEMENTS

	2008	2007
Deferred Lease Inducements	$75,518	$95,656
Less: Current Portion	(20,138)	(20,138)
	$55,380	$75,518

NOTE 10 – COMMON STOCK

a)	Authorized

The authorized capital of the Company consists of 50,000,000 common shares with a par value of $0.001 per share. No other shares have been authorized.

b)	Issued

At December 31, 2008, there were 23,546,370 (2007 – 21,446,683) shares issued and outstanding.

2008

In June 2008, the Company issued 586,403 shares of common stock in relation to the May 22, 2008 merger with Auctomatic.  Of those total issued shares, 340,001 shares were distributed to the shareholders and an additional 246,402 shares are being held for future distribution in three equal installments on the next three anniversary dates of the merger pursuant to the terms of the merger agreement.  The value of the stock consideration was added to the cash consideration in our determination of the purchase price.  See also Note 6.  The remaining 413,604 shares of common stock are reserved for future issuance to the Auctomatic founders.  See also Note 10c.

In May and June 2008, the Company issued 45,000 shares to an investor relations firm that had been engaged to provide investor relations services to the Company.  Of the 45,000 shares, 30,000 shares with a value of $85,350 were issued as partial consideration for services rendered, while the remaining 15,000 shares with an estimated value of $42,300 were recorded as a prepaid expense in June 2008 for services to be rendered in July 2008.  In July 2008, this amount was revalued to $36,573 based on the July average stock price and expensed with the difference between the estimated and actual values adjusted to Additional Paid-In Capital.

The Company also issued 50,000 warrants to the investor relations firm in May 2008, and expensed $45,500 in relation to the value of the warrants.  See also Note 10(e).

In August 2008, the Company issued 33,000 shares to an investor relations firm that had previously been engaged to provide investor relations services to the Company.  The contract with this former investor relations firm terminated August 1, 2008.  The 33,000 shares owing to the firm had a value of $85,682 and were issued as full consideration for services rendered.

In August and September 2008, the Company issued 30,000 shares to an investor relations firm that had been engaged to provide investor relations services to the Company.  These shares, which were valued at $57,254, were issued as partial consideration for services rendered during the year.

In October 2008, the Company cancelled 300,000 shares of common stock that had been pre-maturely issued in a prior year in anticipation of a transaction that was never consummated.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 10 – COMMON STOCK (continued)

b)	Issued (continued)

2008 (continued)

During November 2008, the Company accepted subscriptions from 11 accredited investors pursuant to which the Company issued and sold 1,627,344 units consisting of one share of the Company’s common stock and two warrants, each for the purchase of one-half a share of common stock.  The price per unit was $0.65.  The Company raised gross proceeds of $1,057,775 (the “Offering”). The private placement closed on November 19, 2008.  One warrant is exercisable at $0.78 (a 20% premium) and expires November 19, 2010.  The other warrant is exercisable at $0.91 (a 40% premium) and expires November 19, 2011.  The Company incurred $86,803 in share issuance costs related to the private placement.  The Company is required to use its reasonable best efforts to file an S-1 Registration Statement with the SEC to register for resale the common stock and the common stock underlying the warrants.  The securities were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.

In December 2008, the Company extinguished $16,500 of accounts payable by issuing 33,000 shares to the investor relations firm that had previously been engaged to provide investor relations services to the Company.

In October, November and December 2008, the Company issued 45,000 shares to an investor relations firm that had been engaged to provide investor relations services to the Company.  These shares, which were valued at $39,000, were issued as partial consideration for services rendered.

2007

On May 24, 2007 the Company issued 60,284 shares of common stock to management in lieu of $59,078 of bonuses payable.

On June 11, 2007, the Company issued 1,000,000 shares of common stock and 1,000,000 common stock share purchase warrants to a company owned and controlled by the Company’s Chief Executive Officer (“CEO”) in exchange for $1,000,000 cash.  See also Note 10(e).  The warrants expire June 10, 2009.

During September and October 2007 the Company accepted subscriptions from 11 accredited investors pursuant to which the Company issued and sold 2,550,000 of the Company’s shares of common stock at a price of $2.00 per share for total gross proceeds of $5,100,000 (the “Offering”).  The shares were issued pursuant to the subscriptions as follows: 1,000,000 shares for $1,999,956 net cash proceeds were issued before September 30, 2007, and the balance of 1,550,000 shares for net cash proceeds of $3,099,944, were issued in October 2007.  Pursuant to the terms of the Offering, the Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission (the “Registration Statement”) before December 31, 2007 covering the resale of the common stock (the “Registerable Securities”) sold.  The Company is further required to use its reasonable best efforts to maintain the Registration Statement effective for a period of (i) two years or (ii) until such time as all the Registerable Securities are eligible for sale under Rule 144 of the Securities Act of 1933, as amended.  The securities were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.

c)	Reserved

2008

At the year end, the Company reserved 413,604 shares of common stock for future issuance and distribution in relation to the May 22, 2008 merger with Auctomatic.  These shares were to be issued to the Auctomatic founders in three equal instalments on the next three anniversary dates of the merger contingent on their continued employment with the Company pursuant to the terms of the merger agreement.  Subsequent to year end, one of the Auctomatic founders resigned from the Company.  As a result, 137,868 shares reserved for distribution to this individual have been released subsequent to year end and are no longer payable.  Pursuant to the release, the balance of reserved shares of common stock for future issuance and distribution is 275,736.  See also Note 6.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 10 – SHARE CAPITAL (continued)

d)	Stock Options

The Board of Directors and stockholders approved the 2007 Stock Incentive Plan and adopted it August 21, 2007 (the “Plan”).  The Company has reserved 5,000,000 shares of its common stock for issuance to directors, employees and consultants under the Plan.  The Plan is administered by the Board of Directors.  Vesting terms of the options range from immediately to five years and no options will be exercisable for a period of more than ten years.

All stock options noted herein vest over three years and are exercisable for a period of five years based on the date of grant.  The Company values the options granted to employees and directors using the Black Scholes option pricing model at the date of grant.  The Company values the options to consultants at each reporting period under FAS 123(R) for non-employees using the Black Scholes option pricing model.  The assumptions used in the pricing model include:

	2008	2007
Dividend yield	0%	0%
Expected volatility	64.86%-75.68%	118.02%
Risk free interest rate	1.62% - 3.07%	3.97% - 4.05%
Expected lives	3 years	3 years

(i)
On September 11, 2007, the Company granted a total of 1,200,000 stock options at an exercise price of $2.50 per share.  1,000,000 options were granted to the Company’s CEO and 100,000 options were granted to each of two directors.  These options have a fair value of $1.74-$1.78 per option granted.

(ii)
On September 11, 2007, the Company granted 50,000 stock options at an exercise price of $2.50 per share to a consultant.  These options have a fair value of $0.37 per option granted at December 31, 2008.

(iii)
On October 1, 2007, the Company granted to its Chief Operating Officer (“COO”) 1,500,000 options at an exercise price of $2.04 per share.  These options have a fair value of $1.45 per option granted.  All of these options were forfeited subsequent to year end.

(iv)
On January 1, 2008, the Company granted to its Chief Corporate Development Officer (“CCDO”) 1,000,000 options at an exercise price of $2.06 per share.  These options have a fair value of $1.05 per option granted.

(v)
On January 7, 2008, the Company granted to its Vice President, Finance (“VP Finance”) 150,000 options at an exercise price of $1.98 per share.  These options have a fair value of $1.01 per option granted.

(vi)	On March 14, 2008, the Company granted to a director 100,000 options at an exercise price of $2.49 per share. These options have a fair value of $1.21 per option granted.

(vii)
On May 27, 2008, the Company granted to its Vice President, General Counsel (“VP GC”) 125,000 options at an exercise price of $3.10 per share.  These options have a fair value of $1.45 per option granted.

(viii)
Between January 1, 2008 and December 31, 2008, the Company granted to its full-time corporate directors a total of 425,000 options at a range of exercise prices between $2.06 and $3.30 per share.  These options have a fair value of between $1.05 and $1.66 per option granted.  25,000 of these options were forfeited during 2008, and an additional 100,000 options were forfeited subsequent to year end.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 10 – SHARE CAPITAL (continued)

d)	Stock Options (continued)

(ix)
Between January 1, 2008 and December 31, 2008, the Company granted to its full-time employees a total of 290,000 options at a range of exercise prices between $0.65 and $3.10 per share.  These options have a fair value of between $0.30 and $1.45 per option granted.  17,500 of these options have been forfeited during 2008, and an additional 92,500 options were forfeited subsequent to year end.

(x)
Between January 1, 2008 and December 31, 2008, the Company granted to consultants a total of 70,000 options at exercise prices ranging from $2.06 to $2.49 per share.  All of these options were forfeited during 2008.

The Company recognizes stock-based compensation expense over the requisite service period of the individual grants, which generally equals the vesting period.  FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Due to recent economic developments, the Company has experienced a high level of forfeitures during the fourth quarter of 2008 and subsequent to year end.  The Company assesses forfeiture rates for each class of grantees; executive management and directors, corporate directors, and general staff members.  Executive management and directors are relatively few in number and turnover is considered remote, therefore the Company estimates forfeitures for this class of grantees to be 10%.  Corporate directors are high level senior staff members with a forfeiture rate of 25% and general staff members have a slightly higher forfeiture rate due to higher average turnover rates at 35%.  Estimate of forfeitures is reviewed on an annual basis.  Stock-based compensation is expensed on a straight-line basis over the requisite service period.

The fair value of these options at December 31, 2008 of $6,142,660 (2007 - $4,396,000) will be recognized on a straight-line basis over a vesting term of 3 years and accordingly, an expense has been recognized in the year ended December 31, 2008 of $2,111,354 (2007 - $428,028) and included in management fees and employee salaries expense.

A summary of the option activity under the 2007 Plan during 2007 and 2008 is presented below:

Options	Shares	Weighted Average Exercise Price $	Intrinsic Value $
Options outstanding, January 1, 2007	-	-	-
Granted	2,750,000	2.25	0.37 - 1.78
Exercised	-	-	-
Cancelled or expired	-	-	-
Options outstanding, December 31, 2007	2,750,000	2.25	0.37 - 1.78
Granted	2,160,000	2.34	0.30 - 1.66
Exercised	-	-	-
Cancelled or expired	112,500	2.29	1.05
Options outstanding, December 31, 2008	4,797,500	2.29	0.30 - 1.78

Options vested or expected to vest at December 31, 2008	2,750,000	$2.25	0.37 - 1.78
Weighted average remaining life	3.90 Years

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 10 – SHARE CAPITAL (continued)

e)	Common Stock Purchase Warrants

2008

On May 1, 2008, the Company issued 50,000 common stock share purchase warrants with an exercise price of $2.33 to its investor relations firm in connection with a services agreement.  The warrants expire May 1, 2010.  The Company valued these options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 69.27%; risk free interest rate of 2.37% and an expected life of 2 years resulting in a fair value of $0.91 per option granted, and a total fair value of $45,500.

In connection with the private placement in November 2008, the Company issued 1,627,344 warrants for the purchase of one-half share of the Company’s common stock with an exercise price of $0.78 expiring November 19, 2010 and 1,627,344 warrants for the purchase of one-half share of the Company’s common stock with an exercise price of $0.91 expiring November 19, 2011.

2007

On June 11, 2007, in connection with the issuance of 1,000,000 common shares to a company owned and controlled by the Company’s Chief Executive Officer (“CEO”), the Company also issued 1,000,000 common stock share purchase warrants with an exercise price of $1.25.  The warrants expire June 10, 2009.

As of December 31, 2008, 4,304,688 warrants to purchase the Company’s common stock remain outstanding as follows:

		Weighted
	Outstanding	Average Exercise	Date of
	Warrants	Price	Expiry
Warrants outstanding, January 1, 2007	-	$-
Granted June 11, 2007	1,000,000	1.25	June 10, 2009
Cancelled or expired	-	-
Warrants outstanding, December 31, 2007	1,000,000	1.25
Granted May 1, 2008	50,000	2.33	May 1, 2010
Granted November 19, 2008	1,627,344	0.78	November 19, 2010
Granted November 19, 2008	1,627,344	0.91	November 19, 2011
Cancelled or expired	-	-
Warrants exercisable December 31, 2008	4,304,688	$0.96

Weighted average remaining life	1.92 Years

NOTE 11 – DOMAIN NAME LEASES AND SALES

On January 17, 2008, the Company entered into an agreement to lease one domain name to an unrelated third party for CDN$200,000.  The terms of the agreement provide for the receipt of this amount in five irregular lease payments over a two-year term.  The first payment of CDN$25,000 was due on January 17, 2008 (the “Effective Date”), CDN$45,000 was due 3 months after the Effective Date, CDN$80,000 was due 6 months after the Effective Date, CDN$25,000 is due 1 year after the Effective Date, and CDN$25,000 is due 2 years after the Effective Date.  The Company will lease the domain name to the third party exclusively during the term of the agreement.  Title and rights to the domain name will be transferred to the purchaser only when full payment is received at the end of the lease term.  If the third party defaults on any payments, the agreement terminates, funds received to date are forfeited by the lessee, and rights to the domain name return to the Company.  This transaction was recorded as a sales-type lease in 2008.  The investment in a sales-type lease of $163,963 was recorded on the balance sheet on a net basis after the lease payments received to date.  The gain of $168,206 was recorded at the present value of the lease payments over the term, net of the cost of the domain name, at an implicit rate of 6%.  Payments have been collected to date according to the terms of the agreement.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 11 – DOMAIN NAME LEASES AND SALES (continued)

On December 31, 2008, the Company entered into an agreement to sell one domain name to an unrelated third party for CDN$500,000.  The terms of the agreement provided for the receipt of CDN$476,190 on December 31, 2008 and the balance of CDN$23,810 by March 31, 2009.  The title of the domain name transferred to the buyer at December 31, 2008 and collection of the balance is reasonably assured, therefore the disposal and resulting gain of $330,623 was recorded on December 31, 2008.

There were no sales of domain names in the 2007 fiscal year.

NOTE 12 – OTHER EXPENSES

In 2008, the Company incurred various restructuring costs of $708,804.  These included approximately $168,400 in severance payments to the former Chief Financial Officer (“CFO”), $25,700 in consulting fees to the former CFO to aid with transition of the new management team, $317,100 in signing bonuses to the new Chief Corporate Development Officer and the new Vice President Finance, additional severance of $53,600 paid to full time employees, $39,800 in costs related to changing the Company name and rebranding, $31,700 in valuation costs relating to the first quarter share issuance of DHI shares to the Company, $45,000 in financing costs relating to transactions with investment bankers that are no longer being pursued, and $27,300 in some final windup costs related to the FT disposition in late 2007.

In 2007, the Company incurred costs relating to restructuring, recruiting and relocating expenses associated with attracting the new management team totaling $637,730.  Such costs included a $205,183 severance payment to the former Chief Executive Officer, $30,558 in consulting fees to the former Chief Executive Officer, a $205,183 signing bonus to the new President and Chief Operating Officer, $196,806 of general legal costs associated with the preparation of employment agreements, severance agreements and stock option agreements.

NOTE 13 – INCOME TAXES

The Company’s subsidiaries, DHI, Acadia, Importers, and 612793 are subject to federal and provincial taxes in Canada.  The Company, its subsidiaries Delaware and FT (until the date of disposition of FT on November 12, 2007) are subject to United States federal and state taxes.

As at December 31, 2008, the Company and its US subsidiaries have net operating loss carryforwards of approximately $4,138,000 and capital loss carryforwards of $120,000 that result in deferred tax assets.  The Company’s Canadian subsidiaries have non capital loss carryforwards of approximately $6,353,000 that result in deferred tax assets.  These loss carryforwards will expire, if not utilized, through 2028.  The Company’s subsidiary DHI also has approximately $896,300 in undepreciated capital costs relating to property and equipment that have not been amortized for tax purposes.    The costs may be amortized in future years as necessary to reduce taxable income.  Management believes that the realization of the benefits from these deferred tax assets is uncertain and accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 13 – INCOME TAXES (continued)

The Company’s actual income tax provisions differ from the expected amounts determined by applying the appropriate combined effective tax rate to the Company’s net income before taxes. The significant components of these differences are as follows:

	2008	2007

Income (Loss) before income taxes	$(10,006,456)	$(2,017,948)
Combined corporate tax rate	35.0%	34.1%

Expected corporate tax recovery (expense)	3,502,260	688,524

Effective foreign tax rate adjustment	(158,446)	-

Increase (decrease) resulting from:
Non-taxable gain on disposal	-	146,937
Effect of tax rate changes	(239,819)	(339,265)
Reduction in future tax benefits related to Auctomatic	(219,980)	-
Reduction in future tax benefits related to intangible assets	(1,038,825)	-
Non-taxable portion of domain name sales	154,637	-
Stock based compensation	(684,073)	(146,043)
Non-deductible items and other	(120,007)	7,736
Exchange adjustment to foreign denominated future tax assets	(153,388)	348,690
Change in valuation allowance due to disposal of subsidiary	-	(271,460)
Change in valuation allowance	(1,042,359)	(435,119)

Provision for income taxes	$-	$-

The tax effects of temporary differences that give rise to significant components of future income tax assets and liabilities are as follows:

	2008	2007

Deferred income tax assets:
Operating losses available for future periods	$3,099,956	$752,303
Property and equipment in excess of net book value	-	477,792
Intangible assets in excess of net book value	-	882,952
Other differences	14,408	-

	3,114,364	2,113,047
Deferred income tax liabilities
Property and equipment in excess of net book value	(28,325)	-
Intangible assets in excess of net book value	(210,552)	-
Other differences	-	(279,920)

	2,875,487	1,833,127
Valuation allowance	(2,875,487)	(1,833,127)

Net deferred income tax assets	$-	$-

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 14 – SEGMENTED INFORMATION

The Company’s eCommerce operations have historically been conducted in three business segments, Domain Advertising, eCommerce Products, and eCommerce Services. The business segment of eCommerce services ended upon the termination of the Company’s relationship with FT on November 12, 2007.

During 2008, the Company began offering international shipping on its Perfume.com website.  The operations from Perfume.com are included as the eCommerce Products business segment.  The sales generated from regions other than North America have been immaterial during the year, and therefore no geographic segment reporting is required for 2008.

Revenues, operating profits and net identifiable assets by business segments are as follows:

For the year ended December 31, 2008

		eCommerce	eCommerce	Total
	Advertising	Products	Services
	$	$	$	$
Revenue	93,141	9,271,692	-	9,364,833
Segment Loss From Operations	(2,828,239)	(5,171,774)	-	(8,000,013)

As at December 31, 2008	$	$	$	$
Total Assets	1,665,723	5,942,565	-	7,608,288
Intangible Assets	1,398,417	189,046	-	1,587,463

For the year ended December 31, 2007

		eCommerce	eCommerce	Total
	Advertising	Products	Services
	$	$	$	$
Revenue	449,613	8,133,125	480,591	9,063,329
Segment Loss From Operations	(658,409)	(1,586,411)	(169,508)	(2,414,328)

As at December 31, 2007	$	$	$	$
Total Assets	1,384,718	8,196,489	-	9,581,207
Intangible Assets	1,384,718	260,343	-	1,645,061

The reconciliation of the segment profit to net income as reported in the consolidated financial statements is as follows:

	2008	2007

Segment Loss From Operations	$(8,000,013)	$(2,414,328)
Non-recurrring income
Global Cricket Venture expenses (Note 5)	(2,476,255)	-
Net proceeds from sales-type lease of domain names	498,829	-
Accretion expense	(96,700)	-
Interest and investment income	67,683	119,574
Gain on Disposal of Investment of FrequentTraveler.com Inc.		276,805
Net loss for the year	$(10,006,456)	$(2,017,949)

Substantially all property and equipment and intangible assets are located in Canada.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 15 – COMMITMENTS

Premise Lease

Effective October 1, 2007 the Company leased its office in Vancouver, Canada from an unrelated party for a 5-year period from October 1, 2007 to September 30, 2012.  Pursuant to the terms of the lease agreement, the Company is committed to basic rent payments expiring September 30, 2012 as follows.

CDN $
2009	116,188
2010	121,531
2011	126,873
2012	98,159

The Company will also be responsible for common costs currently estimated to be equal to approximately 43% of basic rent.

Cricket Venture

The MOU with the BCCI and the IPL requires the Company to pay both the BCCI and the IPL minimum payments over the next ten years, beginning on October 1, 2008.  See also Note 5.  Pursuant to the terms of the MOU, the future minimum payments are listed in the table below.

	BCCI USD$	IPL USD$	TOTAL USD $
2009	2,625,000	1,625,000	4,275,000
2010	3,000,000	2,000,000	5,000,000
2011	3,750,000	2,500,000	6,250,000
2012	3,000,000	2,000,000	5,000,000
2013	3,000,000	2,000,000	5,000,000
2014	3,000,000	2,000,000	5,000,000
2015	3,000,000	2,000,000	5,000,000
2016	3,000,000	2,000,000	5,000,000
2017	3,250,000	2,250,000	5,500,000
2018	1,750,000	1,250,000	3,000,000

Although no formal amendment to the MOU has been executed, the parties have agreed to decrease the amount owing to the BCCI on October 1, 2009 of $750,000 was eliminated entirely.  The amounts due to the IPL have not changed.  The commitment schedule above reflects the original commitments according to the MOUs, not including any of the parties’ renegotiations.  Such payments made be subject to certain withholding or other taxes which the Company may be required to gross up pursuant to the terms of the MOU.

NOTE 16– CONTINGENCY

A former Chief Executive Officer of DHI commenced a legal action against DHI on March 9, 2000 for wrongful dismissal and breach of contract.  He is seeking, at a minimum, 18.39% of the outstanding shares of DHI, specific performance of his contract, special damages in an approximate amount of $30,000, aggravated and punitive damages, interest and costs. On June 1, 2000, DHI filed a Defense and Counterclaim against this individual claiming damages and special damages for breach of fiduciary duty and breach of his employment contract. The outcome of these legal actions is currently not determinable and as such the amount of loss, if any, resulting from this litigation is presently not determinable.  To date, there has been no further action taken by the plaintiff since the filing of the initial legal action on March 9, 2000.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 17 – RELATED PARTY TRANSACTIONS

The Company issued shares of common stock to related parties pursuant to private placements in 2007 and 2008 as follows:

2008

On November 19, 2008, we closed a private placement financing in which Mr. Hampson invested $126,750.  Mr. Hampson received 195,000 restricted shares of common stock, two-year warrants to purchase 97,500 common shares at an exercise price of $0.78, and three-year warrants to purchase 97,500 common shares at an exercise price of $0.91.

On November 19, 2008, we closed a private placement financing in which Jonathan Ehrlich, our then President and Chief Operating Officer, invested $25,000.  Mr. Ehrlich received 38,461 restricted shares of common stock, two-year warrants to purchase 19,230 common shares at an exercise price of $0.78, and three-year warrants to purchase 19,230 common shares at an exercise price of $0.91.

On November 19, 2008, we closed a private placement financing in which Mark Melville, our Chief Corporate Development Officer, invested $35,000.  Mr. Melville received 53,846 restricted shares of common stock, two-year warrants to purchase 26,923 common shares at an exercise price of $0.78, and three-year warrants to purchase 26,923 common shares at an exercise price of $0.91.

2007

On September 24, 2007 we closed a $5,100,000 private placement financing in which Mr. Hampson invested $110,000.  Mr. Hampson received 55,000 restricted shares of our common stock.

On June 11, 2007, the Board of Directors of Live Current issued 1,000,000 shares of common stock and warrants to purchase up to 1,000,000 additional shares of restricted common stock at the price of $1.25 effective until June 10, 2009 to Hampson Equities Ltd., a company owned and controlled by C. Geoffrey Hampson, our Chief Executive Officer, pursuant to a subscription agreement dated June 1, 2007.  The amount of the subscription was $1,000,000.

The Company has not entered into any other significant related party transactions with individuals or companies either owned or subject to significant influence by management, directors, and principal shareholders.

NOTE 18 – SUBSEQUENT EVENTS

Employment Severance Agreement

Pursuant to the terms and conditions of an employment severance agreement dated February 4, 2009 (the “COO Severance Agreement”) between the Company and its former President and Chief Operating Officer (“COO”), the COO resigned as the Company’s President and Chief Operating Officer and as an officer of the Company’s subsidiaries effective January 31, 2009.  The Company has agreed to pay the COO CDN$600,000, which consists of a severance allowance in the amount of CDN$298,000 and an accrued special bonus in the amount of CDN$250,000, less any and all applicable government withholdings and deductions, as well as other benefits in the amount of CDN$52,000.  The severance allowance and other benefits will be paid over a period of 12 months.  The accrued special bonus was expensed in 2008 when it became due and is included in bonuses payable at the year end.  The other benefits were owing to the COO before his resignation.  The payment of the net amount of the accrued special bonus is to be converted to equity and paid in restricted shares of the Company’s common stock over a period of 12 months.  The number of shares of common stock to be issued for each payment will be computed using the closing price of the common stock on the 15th day of each month or, in the event that the 15th day is not a trading day, on the trading day immediately before the 15th day of the month.  The Company has expensed the severance allowance in the first quarter of 2009.

Live Current Media Inc.
(formerly Communicate.com Inc.)
Notes to the Consolidated Financial Statements
For the year ended December 31, 2008

NOTE 18 – SUBSEQUENT EVENTS (continued)

Stock Issuances

On January 2, 2009, the Company issued 15,000 shares to the investor relations firm that was engaged to provide investor relations services to the Company.  This was the Company’s final share issuance to this investor relations firm.  The agreement has been terminated.

On January 8, 2009, the Company entered into an agreement whereby $120,776 of its accounts payable were extinguished in exchange for the issuance of 345,075 shares of its common stock.  As a result of this agreement, 172,538 shares were issued on January 22, 2009 and 172,537 shares were issued on February 20, 2009.

Termination of Agreement

In January 2009, the Company terminated the investor relations contract with the investor relations firm that had been engaged in 2008.

Stock Option Plan

In January 2009, 1,692,500 stock options were forfeited.

On March 25, 2009, a total of 115,000 stock options were granted to five of its full-time employees at an exercise price of $0.30 per share.

On March 25, 2009, our Board of Directors reduced the exercise price of all outstanding stock options granted pursuant to the Live Current Media Inc. Stock Incentive Plan to $0.65.  These options are held by our officers, directors, employees, consultants and agents.

Sales of Domain Names

In February and March of 2009, the Company sold two domain names to third party purchasers.  One domain name was sold for $1.25 million, to be paid in irregular instalments between February 2009 and February 2010.  The other domain name was sold for $400,000, to be paid in one full instalment in March 2009.

NOTE 19 – COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the basis of presentation adopted in the current period.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

Securities and Exchange Commission registration fee	$108.06
Printing fees and expense	$3,000.00
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$10,000.00
Transfer agent and registrar fees and expenses	$0
Miscellaneous	$1,000.00
Total	$29,108.06

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation provides the following with respect to liability:

“No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for act or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.”

Section 78.7502 of the Nevada Revised Statutes provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires the Company to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

The Company has been advised that it is the position of the Commission that insofar as the provision in the Company's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have sold or issued the following securities not registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption afforded under Section 4(2) of the Securities Act within the past three years.  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.  Unless otherwise indicated below, the offers and sales of the following securities were exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b); and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

On October 3, 2006, we issued 40,000 restricted shares of common stock to each of David Jeffs, our former Chief Executive Officer, and to Cameron Pan, our former Chief Financial Officer in settlement of bonuses earned by each officer in 2006.  Our common stock had a value of $0.81 per share on October 3, 2006.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On May 25, 2007, we issued 30,100 restricted shares of common stock to David Jeffs, our former Chief Executive Officer, and 30,184 restricted shares of common stock to Cameron Pan, our former Chief Financial Officer, in settlement of bonuses earned by each officer in 2006.  Our common stock had a value of $1.09 per share on May 25, 2007.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On June 11, 2007, our Board of Directors issued 1,000,000 shares of common stock and warrants to purchase up to 1,000,000 additional shares of restricted common stock at the price of $1.25 effective until June 10, 2009 to Hampson Equities Ltd. (a company owned and controlled by C. Geoffrey Hampson) pursuant to a subscription agreement dated June 1, 2007.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree had access to the kind of information which registration would disclose.

On September 24, 2007, we issued 2,550,000 restricted shares of common stock to accredited investors for aggregate consideration of $5,100,000.

On March 25, 2008, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Delaware (a wholly-owned subsidiary), Entity, Inc., a Delaware corporation, (“Auctomatic”), Harjeet Taggar, Kulveer Taggar and Patrick Collison, the founding members of Auctomatic (each a “Founder” and collectively, the “Founders”) and Harjeet Taggar as representative of the stockholders of Auctomatic (the “Stockholder Representative”).  In connection with the Merger Agreement, the stockholders of Auctomatic received in total (i) $2,000,000 cash minus $152,939 in certain assumed liabilities (the “Cash Consideration”) and (ii) 1,000,007 shares of our common stock (equal to $3,000,000 divided by $3.00 per share, the last price of a single share of our common stock as reported by the OTC Bulletin Board on the business day immediately preceding the Closing Date) in exchange for all the issued and outstanding shares of Auctomatic.  On June 17, 2008, we issued 340,001 shares of our common stock and an additional 246,402 shares of the common stock were issued and are to be distributed in equal amounts to the Auctomatic stockholders on each of the first, second and third anniversaries of the Closing Date.  The distribution of the remaining 413,604 shares of the common stock payable on the first, second and third anniversaries of the Closing Date to the Auctomatic Founders is subject to their continuing employment with us or a subsidiary on each Distribution Date.  In 2009, one of the Founders resigned from his employment, and therefore the distribution of 137,868 shares of the common stock on the first, second and third anniversaries of the Closing Date is no longer payable to him.  The remaining 275,736 shares of common stock owed to the Founders continuing in our employ remain payable on the anniversary dates as noted above.

On May 1, 2008, we issued a warrant for the purchase of 50,000 of common stock with an exercise price of $2.33 to Lexington Advisors LLC, an investor relations firm, in connection with a services agreement.  The warrants expire May 1, 2010.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On June 6, 2008, we issued 30,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $85,350.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On June 30, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $36,573.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On August 6, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $31,071.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On August 25, 2008, we issued 33,000 shares of common stock to Alliance Advisors LLC, our former investor relations firm, as full consideration for services rendered having a value of $85,682.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On August 28, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $26,183.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On October 1, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $20,250.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On October 31, 2008, we issued 15,000 shares of common stock to Lexington Advisors LLC, an investor relations firm, as partial consideration for services rendered having a value of $11,250.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

On November 19, 2008, we completed a private offering of securities.  We accepted subscriptions from 11 accredited investors pursuant to which we issued and sold 1,627,344 equity units at a price of $0.65 per unit for total gross proceeds of $1,057,775.  Each unit consisted of (i) one share of common stock, (ii) a two-year warrant to purchase one-half share of common stock at an exercise price of $0.78 and (iii) a three-year warrant to purchase one-half share of common stock at an exercise price of $0.91.  Accordingly, we issued an aggregate of 1,627,344 shares of common stock, 1,627,344 warrants with an exercise price of $0.78, and 1,627,344 warrants with an exercise price of $0.91.

On December 16, 2008, we issued 33,000 shares of common stock to an investor relations firm, Alliance Advisors LLC, in payment of services that had been rendered to us having a value of $16,500.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees had access to the kind of information which registration would disclose.

In December 2008, we issued 15,000 shares to Lexington Advisors LLC, an investor relations firm, which provided investor relations services to us. These shares had a value of $7,500 and were issued as partial consideration for services rendered during the month. The offer and sale of the securities were exempt from the registration requirements of the Securities Act in accordance with Section 4(2).  The offer and sale was not effected through any general solicitation or general advertising and the offeree was an accredited investor.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Number	Description

3.1	Articles of Incorporation (1)

3.2	Bylaws (2)

3.3	Certificate of Amendment to the Articles of Incorporation (3)

3.4	Text of Amendment to the Bylaws (4)

5	Legal Opinion of Richardson & Patel LLP **

10.1	Live Current Media Inc. 2007 Stock Incentive Plan (6)

10.2	Employment agreement between Live Current Media Inc. and C. Geoffrey Hampson dated May 31, 2007 (7)

10.3	Real Property Lease Agreement between Live Current Media Inc. and Landing Holdings Limited and Landing Properties Limited dated July 16, 2007 (8)

10.4	Employment Agreement between Live Current Media Inc. and Jonathan Ehrlich dated September 8, 2007 (9)

10.5	Incentive Stock Option Agreement between Live Current Media Inc. and Jonathan Ehrlich dated September 8, 2007 (10)

10.6	Incentive Stock Option Agreement between Live Current Media Inc. and C. Geoffrey Hampson dated September 11, 2007 (11)

10.7	Incentive Stock Option Agreement between Live Current Media Inc. and James P. Taylor dated September 11, 2007 (12)

10.8	Incentive Stock Option Agreement between Live Current Media Inc. and Mark Benham dated September 12, 2007 (13)

10.9	Employment Severance Agreement between Live Current Media Inc. and David M. Jeffs dated September 27, 2007 (14)

10.10	Employment Agreement between Live Current Media Inc. and Mark Melville dated November 9, 2007 (15)

10.11	Incentive Stock Option Agreement between Live Current Media Inc. and Mark Melville dated November 9, 2007 (16)

10.12	Asset Purchase Agreement between Live Current Media Inc. and FrequentTraveller.com, Inc. dated November 12, 2007 (17)

10.13	Form of Subscription Agreement (5)

10.14	Employment Agreement between Live Current Media Inc. and Chantal Iorio dated December 12, 2007 (19)

10.15	Employment Severance Agreement between Live Current Media Inc. and Cameron Pan dated January 17, 2008 (20)

10.16	Agreement and Plan of Merger, dated March 25, 2008 (22)

10.17	Founders Employment Agreement (Harjeet Taggar), dated March 25, 2008 (23)

10.18	Founders Employment Agreement (Kulveer Taggar), dated March 25, 2008 (24)

10.19	Founders Employment Agreement (Patrick Collison), dated March 25, 2008 (25)

10.20	Employment Agreement (Phillip Kast), dated March 25, 2008 (26)

10.21	Employment Agreement (Brian Collins), dated March 25, 2008 (27)

10.22	Interim Consulting Agreement (Harjeet Taggar) dated March 10, 2008 (28)

10.23	Interim Consulting Agreement (Kulveer Taggar) dated February 28, 2008 (29)

10.24	Interim Consulting Agreement (Patrick Collison) dated February 28, 2008 (30)

10.25	Interim Consulting Agreement (Phillip Kast) dated March 10, 2008 (31)

10.26	Interim Consulting Agreement (Brian Collins) dated March 25, 2008 (32)

10.27	Secondment Agreement (Harjeet Taggar), dated March 25, 2008 (33)

10.28	Secondment Agreement (Kulveer Taggar), dated March 25, 2008 (34)

10.29	Secondment Agreement (Patrick Collison) dated March 25, 2008 (35)

10.30	Secondment Agreement (Phillip Kast), dated March 25, 2008 (36)

10.31	Secondment Agreement, dated (Brian Collins) March 25, 2008 (37)

10.32	Subscription Agreement (38)

10.33	Common Stock Purchase Warrant dated November 19, 2008 (38)

10.34	Common Stock Purchase Warrant dated November 19, 2008 (38)

10.35	Employment Severance Agreement dated February 4, 2009 between Live Current Media Inc. and Jonathan Ehrlich (39)

10.36	Memorandum of Understanding between Live Current Media Inc. and Board of Control for Cricket in India dated April 16, 2008 (40)

10.37	Memorandum of Understanding between Live Current Media Inc. and Board of Control for Cricket in India for and on behalf of Indian Premier League dated April 16, 2008 (41)

10.38	Novation Agreement dated March 31, 2009 among Live Current Media Inc., Global Cricket Ventures Pte. Ltd. and Board of Control for Cricket in India (42)

10.39	Mutual Termination Agreement dated March 31, 2009 Live Current Media Inc. and Board of Control for Cricket in India (43)

21	List of Subsidiaries **

23.1	Consent of Independent Registered Public Accounting Firm *

23.2	Consent of Richardson & Patel LLP, included in Exhibit 5 **

*Filed herewith.
** Filed previously.

(1)	Previously filed as Exhibit 2(a) to Live Current Media Inc.’s Registration Statement on Form 10-SB as filed on March 10, 2000 and incorporated herein by this reference.

(2)	Previously filed as Exhibit 2(b) to Live Current Media Inc.’s Registration Statement on Form 10-SB as filed on March 10, 2000 and incorporated herein by this reference.

(3)
Previously filed as Exhibit 3.3 to Live Current Media Inc.’s Quarterly Report on Form 10-QSB for period ended September 30, 2007 as filed on November 19, 2007 and incorporated herein by this reference.

(4)	Previously filed as Exhibit 3.4 to Live Current Media Inc.’s Current Report on Form 8-K as filed on August 22, 2007 and incorporated herein by this reference.

(5)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed on September 25, 2007 and incorporated herein by this reference.

(6)	Previously filed as Exhibit 4.1 to Live Current Media Inc.’s Registration Statement Form S-8 as filed on August 22, 2007 and incorporated herein by this reference.

(7)	Previously filed as Exhibit 10.7 to Live Current Media Inc.’s Current Report on Form 8-K as filed on June 5, 2007 and incorporated herein by this reference.

(8)
Previously filed as Exhibit 10.8 to Live Current Media Inc.’s Quarterly Report on Form 10-QSB for period ended September 30, 2007 as filed on November 19, 2007 and incorporated herein by this reference.

(9)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed on September 12, 2007 and incorporated herein by this reference.

(10)	Previously filed as Exhibit 10.2 to Live Current Media Inc.’s Current Report on Form 8-K as filed on September 12, 2007 and incorporated herein by this reference.

(11)	Previously filed as Exhibit 10.6 to Live Current Media Inc.’s Registration Statement on Form SB-2 as filed on November 28, 2007 and incorporated herein by this reference.

(12)	Previously filed as Exhibit 10.7 to Live Current Media Inc.’s Registration Statement on Form SB-2 as filed on November 28, 2007 and incorporated herein by this reference.

(13)	Previously filed as Exhibit 10.8 to Live Current Media Inc.’s Registration Statement on Form SB-2 as filed on November 28, 2007 and incorporated herein by this reference.

(14)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed on October 3, 2007 and incorporated herein by this reference.

(15)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 16, 2007 and incorporated herein by this reference.

(16)	Previously filed as Exhibit 10.2 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 16, 2007 and incorporated herein by this reference.

(17)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 16, 2007 and incorporated herein by this reference.

(18)	Previously filed as exhibit 14.1 to Live Current Media Inc.’s Registration Statement on Form SB-2 as filed on November 28, 2007 and incorporated herein by this reference.

(19)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed December 18, 2007 and incorporated herein by this reference.

(20)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed January 18, 2008 and incorporated herein by this reference.

(21)	Previously filed as Exhibit 16.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed January 28, 2008 and incorporated herein by this reference.

(22)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(23)	Previously filed as Exhibit 10.2 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(24)	Previously filed as Exhibit 10.3 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(25)	Previously filed as Exhibit 10.4 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(26)	Previously filed as Exhibit 10.5 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(27)	Previously filed as Exhibit 10.6 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(28)	Previously filed as Exhibit 10.7 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(29)	Previously filed as Exhibit 10.8 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(30)	Previously filed as Exhibit 10.9 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(31)	Previously filed as Exhibit 10.10 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(32)	Previously filed as Exhibit 10.11 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(33)	Previously filed as Exhibit 10.12 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(34)	Previously filed as Exhibit 10.13 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(35)	Previously filed as Exhibit 10.14 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(36)	Previously filed as Exhibit 10.15 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(37)	Previously filed as Exhibit 10.16 to Live Current Media Inc.’s Current Report on Form 8-K as filed March 26, 2008 and incorporated herein by this reference.

(38)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed November 20, 2008 and incorporated herein by this reference.

(39)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed February 5, 2009 and incorporated herein by this reference.

(40)	Previously filed as Exhibit 10.1 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

(41)	Previously filed as Exhibit 10.2 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

(42)	Previously filed as Exhibit 10.3 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

(43)	Previously filed as Exhibit 10.4 to Live Current Media Inc.’s Current Report on Form 8-K as filed April 8, 2009 and incorporated herein by this reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, on May 7 , 2009.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ C. Geoffrey Hampson
C. Geoffrey Hampson	Chief Executive Officer, Principal Accounting Officer and Director	May 7 , 2009

/s/ Mark Benham
Mark Benham	Director	May 7 , 2009

/s/ James P. Taylor
James P. Taylor	Director	May 7 , 2009

/s/ Boris Wertz
Boris Wertz	Director	May 7 , 2009